Prospectus Supplement (Sales Report) No. 41 dated July 28, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 392323

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392323	$14,900	$14,900	15.37%	1.00%	July 27, 2009	July 27, 2012	July 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392323. Member loan 392323 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Kendle International	Debt-to-income ratio:	16.89%
Length of employment:	1 year 4 months	Location:	Thousand Oaks, CA

Home town:	Thousand Oaks
Current & past employers:	Kendle International, University of California, Los Angeles, State Farm Insurance Companies
Education:	University of California-Los Angeles (UCLA), Moorpark College

This borrower member posted the following loan description, which has not been verified:

My rationale for this loan request is that I wish to consolidate the balances of all of my high interest/balance credit cards onto one monthly payment to pay off the debt quicker. The various interest rates and paying of minimum monthly payments are not making much headway in the paying down of my debt. The use of the money will be utilized to pay off each card in full. I have been in my current job for the past year and a half. I have a good, solid track record of paying off loans in a timely fashion. My goal is to pay more than the minimum monthly payment of the loan so it can be paid down quicker. I currently feel like I am drowning in debt with no end in sight. This loan will provide a means to an end and get me back onto the correct path to financial health.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	42
Revolving Credit Balance:	$15,586.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you validate your income with lending club?	Income is being verified by Lending Club. Emailed copies of last 2 pay stubs to them yesterday (7/20).

Member Payment Dependent Notes Series 404785

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
404785	$6,800	$6,800	7.68%	1.00%	July 22, 2009	July 27, 2012	July 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 404785. Member loan 404785 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,176 / month
Current employer:	local tv llc	Debt-to-income ratio:	22.98%
Length of employment:	2 years 6 months	Location:	DENVER, CO

Home town:	Pittsburgh
Current & past employers:	local tv llc, AmeriCorps NCCC
Education:	Ohio University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I would like a loan so that I can make just one payment instead of several. I also have hope to get a lower interest rate and thus pay off my debts quicker.

A credit bureau reported the following information about this borrower member on May 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,041.00	Public Records On File:	0
Revolving Line Utilization:	7.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
hi, i just want to know why you are borrowing more than your Revolving Credit Balance $3,041.00 ? Thanks.	I also have a personal loan I took out a while back that has a balance. It has a pretty high interest rate. So if I consolidate it all I can pay a little bit more monthly but to just one place, and pay everything off in three years. That would not nearly be possible with the current interest rates I have and making smaller payments to each account.
What is a local tv llc - a production company?	I work for a local news station. Our parent company is Local Television LLC. They own the station I work for and several stations across the country.

Member Payment Dependent Notes Series 412050

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
412050	$15,600	$15,600	12.84%	1.00%	July 24, 2009	July 27, 2012	July 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 412050. Member loan 412050 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,694 / month
Current employer:	Associates in Family Practice	Debt-to-income ratio:	6.73%
Length of employment:	3 years 2 months	Location:	FORT LAUDERDALE, FL

Home town:	Minneapolis
Current & past employers:	Associates in Family Practice, Auction 123
Education:	Alumni of Florida State University School of Business, Florida Atlantic University

This borrower member posted the following loan description, which has not been verified:

I kept a balance on a credit card in order to save liquid assets for investment in a business. The business is doing well but Bank of America Arbitrarily raised the rate on my credit card by over 14%, so I would like to turn it into a personal loan with a fixed interest rate. I hold a finance degree, thus l am educated an consumer of loans. I am an owner of two small businesses and manage a third (My full-time employment) three including a multi-physician, multi-specialty, non physician owned medical clinic. This loan amount is well within my means to be able to repay this comfortably, I am currently paying a far higher amount monthly while I have been reducing the balance on this card. A fixed term, fixed apr loan without an early repayment penalties is very appealing after Bank of America more than doubled my variable rate without a reason. I hope I can help someone else out by providing a reliable a conservative investment, and never do business with Bank of America again. Thank You for Your Help.

A credit bureau reported the following information about this borrower member on June 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,712.00	Public Records On File:	0
Revolving Line Utilization:	84.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 413897

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413897	$8,000	$8,000	12.84%	1.00%	July 24, 2009	July 27, 2012	July 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413897. Member loan 413897 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	Grubb and Ellis	Debt-to-income ratio:	17.30%
Length of employment:	2 years 6 months	Location:	LOS ALAMITOS, CA

Home town:	Long Beach
Current & past employers:	Grubb and Ellis, CB Richard Ellis Group
Education:	University of California-Irvine (UCI)

This borrower member posted the following loan description, which has not been verified:

I have a high interest credit cards that I'm looking to consolidate into one monthly payment with a fairer interest rate. I have never missed a payment or been late on any of my accounts.

A credit bureau reported the following information about this borrower member on July 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,461.00	Public Records On File:	0
Revolving Line Utilization:	61.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a mortgage on your house? Do you have a salaried position or are you in sales at Grubb & Ellis?	I do not have a mortgage on my house. I pay $400 for rent per month which includes utilities so my overhead is very low. I own my car free and clear now so I do not have a car payment either. My main focus is paying back my debt and this loan would help alleviate the interest that I am paying on a Wells Fargo credit card (21%). I am in sales as a broker at Grubb and Ellis, but I do have a base salary to fall back on ($2,000 per month pre-tax) if needed. This is low, but would still cover my monthly expenses. However, the goal is to make more than the $2,000 per month and this year I am on pace to do well over that amount, even in a very tough market. I'd be happy to provide more information on my commissions and pipeline if necessary. Thanks for considering my loan request.
--Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts.	I have a few thousand saved in a 401K account and around $2,500 in my checking/savings accounts for emergencies. However, my goal is to pay off my debt. The interest I am paying on my debt is more money than I can make on returns from investing. Until my debt is paid off, that is my number one priority. And like I have said, I can comfortably pay my bills with my income and in the event something drastic happens, I do have my parents to fall back on who would loan me any necessary money to keep current on bills to protect my credit. However, this is a last resort option for me because I would not want to put them in this position unless absolutely necessary.
Can you elaborate on how you got to $17k in debt and how you are plannign to pay it off / not incur such levels again?	When I transitioned from property management into brokerage, I took a significant pay cut. However, I did this because brokerage was what I decided I wanted to do and because the long term earning potential was much better. However, during the beginning of this transition, my bills exceeded my income so I knew I would have to slip into some debt. I only had the $2,000 pre-tax base salary to fall back on and had a rent payment of around $900 per month with utilities, a car payment of around $330, insurance, food, gas (and I drive a lot for work), etc. My income has now picked up so I am now paying off this debt and no longer relying on credit cards for daily expenses. I have also now paid off my car and have roomates to get my rent way down. I am very driven and motivated to get this debt paid off and the last thing I want to do is to get back in this position again. Thanks for lending.

Member Payment Dependent Notes Series 416767

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416767	$8,400	$8,400	12.53%	1.00%	July 22, 2009	July 21, 2012	July 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416767. Member loan 416767 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	SS and C Technologies Inc.	Debt-to-income ratio:	4.16%
Length of employment:	3 years	Location:	NEW BRITAIN, CT

Home town:
Current & past employers:	SS and C Technologies Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate credit card debt at a better rate. Would like to fix the term rather than dealing with a revolving account with unreasonable fees.

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	31
Revolving Credit Balance:	$13,573.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you explain your delinquency from 31 months ago? Thank you; Art	The only thing I can recall is being on vacation and missing a payment upon my return.
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform at SS and C Technologies Inc.? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Just a mortgage. Car and student loans are paid. Work wise I'm a systems developer/analyst. No real emergency fund other than my retirement savings. And yes, I'd verify my income.

Member Payment Dependent Notes Series 419546

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
419546	$15,000	$15,000	14.11%	1.00%	July 27, 2009	July 28, 2012	July 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 419546. Member loan 419546 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,146 / month
Current employer:	USIS	Debt-to-income ratio:	23.46%
Length of employment:	5 years 6 months	Location:	LEESBURG, VA

Home town:	Floral Park
Current & past employers:	USIS, US Immigration and Customs Enforcement, US Department of Justice
Education:	St. Johns University

This borrower member posted the following loan description, which has not been verified:

I plan to use this money to assist family members. I am a good, reliable and responsible candidate for the loan. I am 61 years old and I have a a Federal retirement pension of $89000/year AND a full time job that provides an annual income of $116000 to 150000/year ($147000 in 2008). More importantly, I have never defaulted on anything in my life, in fact I have never missed or been late on any payment in my life.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1971	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$508,961.00	Public Records On File:	0
Revolving Line Utilization:	91.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please explain the $508,961 credit balance?	Most of that is mortgage debt. I have a second mortgage on my home with a $361,000 balance (monthly payment: $898). My first mortgage has a $184,000 balance. This is not an unusually large combined mortagage for homes in this area. I bought my home in 1999 for $270000. Despite declining home values in recent years, I still have positive equity (but not much). In the past (I am 61 years old) I financed major purchases on credit cards over the years because I had high credit lines (example: $31000 line of credit on a single card). These credit lines have been reduced not because I have not paid my bills (I ALWAYS PAY) but just because this is what banks are doing now to everybody. So I'm looking to borrow money without using credit cards. My credit report speaks for itself as to my payment history.

Member Payment Dependent Notes Series 423323

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423323	$9,200	$9,200	15.37%	1.00%	July 24, 2009	July 27, 2012	July 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423323. Member loan 423323 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,833 / month
Current employer:	TQ Constructors	Debt-to-income ratio:	5.48%
Length of employment:	1 year 8 months	Location:	Cincinnati, OH

Home town:	Lawrenceburg
Current & past employers:	TQ Constructors
Education:	Cincinnati State Technical and Community College

This borrower member posted the following loan description, which has not been verified:

My wife and I do own the home in which we are living. This is where we would like to install an inground pool.

A credit bureau reported the following information about this borrower member on July 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,141.00	Public Records On File:	0
Revolving Line Utilization:	62.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain the $43k credit balance?	We do not have 43k credit balance that I'm aware of. We owe 900 to Ashley furniture interest free, Kemba visa of 8,000 at 5.75%, Discover is paid off every month, Chase has a 500 balance and will be paid off this month. If you would like to call me, my cell number is 859-750-7292. Thanks.
Also, why not use a home equity line of credit?	We just moved 2.5 years ago and we're not sure there's not enough equity yet. We were thinking we would do these improvements then look at refinancing, get a lower rate than we have now and if possible pull out some cash and pay down the unsecured loan for the pool. If you need anything else please call me at 859-750-7292. Thanks.
Please help me understand why you would want to install a $25,000 pool in a property that you are renting. What happens when and if you move?	We are NOT renting, we own the property at 3983 Hanley Road in which we are residing and want to install the inground pool. We also own a property at 3031 Feltz Ave in Cincinnati that we rent out for 1300.00 per month.
Your Profile says that you are renting, could you please change that to where Homeownership can be verified through Lending Club?	I called the Support line to ask that be changed on my profile, but it has not yet. My home address is 3983 Hanley Road Cincinnati, Ohio 45247. My wife and I purchased this home in November 2006. We plan on living in this home until we retire and maybe even after. Retirement for us is 15-20 years away.
isn't Cincinnati pretty cold ? why would you waste so much money in a pool that you'll use maybe 5-6 times a year? can you explain more how you justify this major investment?	We had a pool at our last house and we used it from mid May until mid September. Cincinnati actually has some pretty hot summers. July and August is usually high 80's to mid 90's. Plus, we have a heater from our last pool that will be installed which also extends the season. Actually, the first year we had our old pool we were swimming on Halloween with it heated up. Believe me this pool will get some use. We used to have one at our last house and we miss having one at this house. We just enjoy having a pool. Thanks.

Member Payment Dependent Notes Series 423552

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423552	$10,000	$10,000	9.32%	1.00%	July 23, 2009	July 31, 2012	July 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423552. Member loan 423552 was requested on July 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,583 / month
Current employer:	Gencorp Aerojet	Debt-to-income ratio:	8.36%
Length of employment:	11 years 1 month	Location:	Roseville, CA

Home town:	Sycamore
Current & past employers:	Gencorp Aerojet
Education:	University of Illinois, Fuller Seminary, Ohio State

This borrower member posted the following loan description, which has not been verified:

Hi. This loan is to refinance our higher interest credit card and help pay for my wife's expenses at Fuller Seminary.

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1977	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$144,723.00	Public Records On File:	0
Revolving Line Utilization:	3.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Good luck to your wife in her studies! I am wondering about why the revolving credit balance is so high; can you please clarify? Thanks!	Hi, It is a home equity line of credit we used when initially financing the home.
Your revolving credit line balance is attention getting -- can you break down what it consists of? Is part of this home equity loan, or is it all credit card debt? What type of montly payments have you been making prior to this loan, and what will the new payments be if you get this one?	Hi, It is mostly a home equity line of credit we used when initially financing the home. We have about $10,000 in credit card debt and about $10,000 in a car loan.
I suggest you contact Lending Club and have your income verified. This will encourage lenders.	Thanks.
Hi, Can you explain your revolving credit balance of $144,723.00? Thank you!	Hi, It is mostly a home equity line of credit we used when initially financing the home.
What is the ~145k credit balance about?	Hi, It is a home equity line of credit we used when initially financing the home.

Member Payment Dependent Notes Series 424016

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424016	$9,600	$9,600	11.89%	1.00%	July 22, 2009	July 22, 2012	July 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424016. Member loan 424016 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,950 / month
Current employer:	US Cellular	Debt-to-income ratio:	21.15%
Length of employment:	4 years 4 months	Location:	Forest, VA

Home town:	Greenville
Current & past employers:	US Cellular, ALLTEL Corp.
Education:	East Carolina University, Central Virginia Community College, Indiana Bible College

This borrower member posted the following loan description, which has not been verified:

I have some credit cards that are a close to their limit. I have never paid a bill late and the only reason the credit cards are so high is because my husband and I started a car dealership a year ago and used that as start up capital.... We just sold the business and am in need of purchasing an automobile for myself since I haven't had to have one in a year. I have some money to put down and will most likely not use all the requested amount. I am going to purchase the car at wholesale. Once again I have never ever been late on a bill since I had my first credit card.

A credit bureau reported the following information about this borrower member on July 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,332.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You make $36,000 a year. You're asking for a loan with a $318/month payment. You have $30,000 in credit card debt. What is your rent? Can you afford this additional bill?	My husband is a part time youth pastor. Our rent is actually paid by the church as a housing allowance. We've had that housing allowance for 2 years now. We also have his income right now too. He's making about 4-5k a month right now. His car is paid for, so other than paying down our credit, the car insurance and this would be my our only bills.
how in the world do you have 30000 in credit card debt?	Well a year ago my husband and I started a small used car dealership. He did really good until the last 4 months. He was still selling cars but got a little over his head when he hired a finance manager. They were still selling cars but the margins were down because they were taking less money up front and making arrangements with the banks to pay the rest in residual. So basically he was getting short on making his payroll, so he used some credit cards to get him out... He ended up selling the business, and got out. All we have left to pay is the 30k. He is now working for his father and making decent money. We decided that we were going to pay down the debt. Just a quick note, I'm putting around $3000 down on the car, I am also buying the car at black book rough wholesale. This car is worth around 15k-16k. I am not going to put myself in a bad situation with this loan or this car. I have never, ever, ever missed a payment, or made a payment late. My credit would be absolutely perfect if not for the excessive credit card debt, My current credit card limit is around $100000, 30000 is the most I have ever carried.... I have been selling cell phones for over 7 years, and my husband has always done well in construction, just wanted to try something different with the car dealership. We are responsible adults, and have never missed a single payment, or been late ever paying any bill.

Member Payment Dependent Notes Series 424298

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424298	$18,000	$18,000	11.58%	1.00%	July 23, 2009	July 19, 2012	July 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424298. Member loan 424298 was requested on July 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,500 / month
Current employer:	Tufts Medical Center	Debt-to-income ratio:	11.35%
Length of employment:	10 years 4 months	Location:	Danvers, MA

Home town:	Chatham
Current & past employers:	Tufts Medical Center, Queens Medical Center
Education:	St Clair County Community College

This borrower member posted the following loan description, which has not been verified:

I was lucky enough to find a new home in the price range I felt that I could afford. Negotiating a loan was difficult as my purchase is a town home with only 25% sold and all lenders wanted 20% down. I was able to negotiate a mortage for 10% down which came to 29400. I have paid 15000 already and am looking for the rest of the down payment. When I moved to Ma 10 years ago I never thought I would ever own property here, but I have found a great place. PS the mortage payment is less than the rent that I pay now. Thank-you

A credit bureau reported the following information about this borrower member on July 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,831.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you get the $33k in debt you currently have? What was the recent credit inquiry for?	Type your answer here. The recent inquires are for my mortage

Member Payment Dependent Notes Series 424326

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424326	$5,000	$5,000	9.32%	1.00%	July 27, 2009	August 1, 2012	August 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424326. Member loan 424326 was requested on July 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	usps	Debt-to-income ratio:	1.39%
Length of employment:	12 years	Location:	HONOLULU, HI

Home town:	Hong Kong
Current & past employers:	usps
Education:	BYUH

This borrower member posted the following loan description, which has not been verified:

personal loan

A credit bureau reported the following information about this borrower member on July 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	45
Revolving Credit Balance:	$2,294.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 425348

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425348	$4,400	$4,400	13.16%	1.00%	July 22, 2009	July 22, 2012	July 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425348. Member loan 425348 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,290 / month
Current employer:	Mason County Title	Debt-to-income ratio:	6.69%
Length of employment:	16 years 11 months	Location:	Allyn, WA

Home town:	Bremerton
Current & past employers:	Mason County Title, LandAmerica Transnation Title and Land Title Company of Kitsap County
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to use the funds to payoff 2 credit cards with substantially high interest rates and one hospital bill to consolidate the payments into a more managable monthly payment as well as being able to direct those funds towards the goal of paying those debts off in full

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	10
Revolving Credit Balance:	$11,374.00	Public Records On File:	0
Revolving Line Utilization:	68.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
07.17.2009 I can fund $1,000 of $4,400 requested. Question: Reason(s) for 1 reported delinquency in past 2 years? Lendr ID: RetiredUSMCInvestor Thanks	I have not been able to determine where that delinquency was reported. I viewed an Experian report that gave me a 714 score, but I see that this information came from TransUnion. I was not aware of any delinquencies on my credit. Most of my bills are on auto pay and 99% of the time I have paid above the minimum payment on credit cards. My health insurance changed on May 1 and my daughter ended up with Pneumonia and in the hospital on May 9th. Then my son in June had a trampoline accident (the trampoline is gone now) where he too ended up in the hospital and then my husband ( homemaker) was diagnosed with Sarcoidosis. A very managable issue, but determining the cause has been costly. The health unexpected health expenses are the main reason we have come to a point of needing to consolidate and refocus our spending. We have always had a minimum of 80% coverage so it's has been an adjustment for our family. I will see if I can get a Transunion report without causing an inquiry to my credit and get an answer for you. Thank you so much for your support and inquiry.
--Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. --How much is your mortgage payment, home equity loan payment (if applicable), property taxes, insurance, and any applicable home owner???s association fees? Thanks!	I do not have savings or a 401K. I just have a checking account. My house payment with reserves for taxes and insurance included is $1474.98 a month. The only association fees are for road maintenance and they are $120 a year which I pay semi annually. Thank you!

Member Payment Dependent Notes Series 425423

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425423	$12,000	$12,000	16.32%	1.00%	July 23, 2009	July 22, 2012	July 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425423. Member loan 425423 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	New York Life Insurance	Debt-to-income ratio:	13.60%
Length of employment:	5 months	Location:	Holland, PA

Home town:	Feasterville Trevose
Current & past employers:	New York Life Insurance, Fred Beans Ford
Education:	East Stroudsburg University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan to pay off some credit cards that are at a high interest rate right now, that I had to use when I was laid off for a few months. I have a new job for a few months now and it is going very well, and also starting a part time job on the side to make some extra money. I just got myself in a little too deep with the credit cards while I was laid off because of a few personal things that came up, with me and my family.

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,740.00	Public Records On File:	0
Revolving Line Utilization:	89.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at New York Life Insurance? Is your income or part of it based of commission?	I am an agent with New York Life, and yes my income is commission, but 80% of what I make in a month is matched by them. Thank You.
Can you share with us how you got into so much debt and what you are doing to avoid that again?	I got laid off from my job, and had some unexpected family situations come up that I needed to take care of, that I needed to use my credit cards. I will avoid it now, because I am doing very well at my job now, and also have a second job giving me extra income. Thanks
You are taking a loan for $12,000 and you have more in debt, what are you not paying off and how is your debt distributed?	I am not paying off a credit with 0%...which this will be paid off in 2 months or so. My debt is distributed over 4 credit cards. Thank you.

Member Payment Dependent Notes Series 425514

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425514	$10,200	$10,200	13.16%	1.00%	July 23, 2009	July 22, 2012	July 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425514. Member loan 425514 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Amarr Garage Doors	Debt-to-income ratio:	14.57%
Length of employment:	3 years	Location:	LAWRENCE, KS

Home town:	Emporia
Current & past employers:	Amarr Garage Doors, BPI - Buchingham Palace Inc.
Education:	University of Kansas Main Campus, Emporia State University

This borrower member posted the following loan description, which has not been verified:

I would save about $200 a month at 10% interest if I could get a loan approval on this. I work two jobs and don't necessarily have to but do to have a life. I have the account numbers, payoff amounts, etc necessary and am ready to become debt free. This loan would be the biggest blessing I've ever had. Thanks

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,504.00	Public Records On File:	0
Revolving Line Utilization:	87.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
hi, i'm interested in funding your loan but have a few questions. can you get your income verified? you can do so by contacting lending club. also, can you list your current monthly expenses? thanks!	Car Payment- $333 Insurance - $110 Rent - $310 Utilities (no cable) - $100 Phone - $90 3 Credit cards - $250 Consolidated Student Loans - $100 Unconsolidated Student Loan (small) - $56 Just am really wanting to pay down the credit cards, consolidate the car lean, and small student loan together and save some money. I don't make late payments, and unfortunately the only reason my credit isn't much much higher is that my bank doesn't report my car lean to the credit bureau. Never have missed a payment on it. I'll call Lending Club in the morning to verify income. Thanks!

Member Payment Dependent Notes Series 425763

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425763	$16,000	$16,000	16.32%	1.00%	July 23, 2009	July 23, 2012	July 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425763. Member loan 425763 was requested on July 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	SVN Management, Inc.	Debt-to-income ratio:	5.64%
Length of employment:	2 years 7 months	Location:	Costa Mesa, CA

Home town:	Washington
Current & past employers:	SVN Management, Inc., State Street Corp.
Education:	University of Southern California (USC)

This borrower member posted the following loan description, which has not been verified:

Dear Lenders: I am a twenty-nine year old commercial real estate executive with a BA from the University of Southern California (2003). I have good credit with impeccable payment history. My monthly preferred payment method is via direct debit from my checking account. I am requesting this loan in order to consolidate high-interest credit card debt incurred from two medical accidents that happened during a time of career transition (without insurance coverage). I have been employed with a multi-national commercial real estate firm for over two and a half years and make $57k per year. Before beginning my career in commercial real estate, I worked for the leading bond trading firm in the nation. During the one year period of transition between the securities trading industry to the commercial real estate industry, I was actively pursuing education in commercial real estate through an institution that did not offer medical insurance. As luck would have it, I was both mugged and knocked out my two front teeth during this time. As a result, I had to finance the bills from these two accidents by charging them to my credit cards. I am now paying the price by incurring high interest from these large credit corporations. I am at a point in my life where I would like to buy a home, get married, and eventually have children. I would sincerely appreciate your help in making this dream of mine come true. Sincerely, Brendan Hope

A credit bureau reported the following information about this borrower member on July 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	38
Revolving Credit Balance:	$19,607.00	Public Records On File:	0
Revolving Line Utilization:	76.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Brendan you show a delinquency from about 3 years ago on your credit report, what is that from? kirons8	I have pulled my personal credit report and am in the process of fighting this delinquency claim. This claim is not valid. I do not have any record, nor does my actual credit report even show this delinquency. Thank you for your interest and concern. Feel free to ask any more questions. The best lenders are informed lenders.
Brenden - what do your monthly expenses look like? do you have any student loans or any other personal debt that you are paying off? Thanks	The majority of my monthly expenses are high-interest credit card payments. I do not have any student loans. I own my car in full (2001 Volvo) under my name. Thank you for your consideration and interest. Brendan

Member Payment Dependent Notes Series 425768

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425768	$15,000	$15,000	12.21%	1.00%	July 28, 2009	July 30, 2012	July 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425768. Member loan 425768 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Bilingualsinc	Debt-to-income ratio:	14.51%
Length of employment:	1 year	Location:	YONKERS, NY

Home town:	Manhattan
Current & past employers:	Bilingualsinc
Education:	College of Mount Saint Vincent

This borrower member posted the following loan description, which has not been verified:

home improvement project repay in 36 months looking for low interest rate.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,786.00	Public Records On File:	1
Revolving Line Utilization:	48.60%	Months Since Last Record:	17
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, what type of home improvement project are you hoping to get done? Is this your primary residence or a property you rent out? Thanks.	interior improvement project improve condition of basement..yes this is my primary residence
What is your family situation? and can you elaborate on your monthly expenses?	My husband and I are proffessional working people my husband is in the law enforcement and I am a teacher our monthly expenses are housing payments and daily life expenses.
and what is your job situation? what do you do and how secure is your job?	I have been a teacher for 9 years I recently went back to teaching after being a stay at home mom. I feel my job is secured I work with disabled children and there is always a tremendous demand for teachers.
Hello, How much are your current monthly rent payments? Thank you, - N	1000

Member Payment Dependent Notes Series 425901

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425901	$20,000	$20,000	13.79%	1.00%	July 23, 2009	July 23, 2012	July 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425901. Member loan 425901 was requested on July 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,888 / month
Current employer:	Symantec Corp.	Debt-to-income ratio:	14.94%
Length of employment:	2 years	Location:	Richmond, VA

Home town:	Rochester
Current & past employers:	Symantec Corp., United Network for Organ Sharing, Bank of America Corp., Teksystems, Robert Half International
Education:	Clarkson University, Virginia Commonwealth University

This borrower member posted the following loan description, which has not been verified:

In 2005, a friend (who later became my fiancee, though it didn't work out in the end) was diagnosed with cancer. She had no medical insurance and Medicaid was insufficient. Over the next couple of years, I spent over $100,000 assisting her with medical bills. You'll be happy to know she's alive and well. Unfortunately, at that time, I was making less than $60K a year. After I burned through my savings, I accumulated tens of thousands of dollars in debt, most of it on credit cards (I had excellent credit then). Needless to say, my debt level decreased my credit score by quite a lot. After the catastrophe was over, I have continued to advance in my career and make payments on my debt. While I'm making some progress, it's going very slowly and sometimes feels like I'll never be out of debt. Still, over the past few years, I've greatly improved my credit by consistently paying on time and more than the minimum. At this point, I would like to consolidate some of my debt into a simple lower rate interest installment loan rather than multiple compound interest revolving lines of credit at higher interest rates. I'll continue to display the same tenacity in paying my debts on time, but now it will actually get me somewhere.

A credit bureau reported the following information about this borrower member on July 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,449.00	Public Records On File:	0
Revolving Line Utilization:	45.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You seem like a good investment, good luck.	Thank you for the vote of confidence, and good fortune to you as well!

Member Payment Dependent Notes Series 426042

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426042	$25,000	$25,000	15.37%	1.00%	July 23, 2009	July 24, 2012	July 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426042. Member loan 426042 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$37,500 / month
Current employer:	Marque Perry	Debt-to-income ratio:	0.13%
Length of employment:	5 years	Location:	Brookfield, IL

Home town:	Chicago
Current & past employers:	Marque Perry, NBA, and now Over Seas yearly contracts
Education:	Saint Louis University-Main Campus

This borrower member posted the following loan description, which has not been verified:

To whom it may concern, The purpose of the loan is remodel two bathrooms and a patio.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	25
Revolving Credit Balance:	$4,853.00	Public Records On File:	0
Revolving Line Utilization:	14.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
According to your statement you are making $37,500 a month or $450k a year and need a loan? Please explain.	I am a Basketball Player in Europe. I played in Russia this past season. I have been playing basketball in Europe for 6 years. I will also play there next season. I have a contract that I can fax from last season and you can see how much I made.
Mr. Perry, You appear to be a highly qualified borrower. Does your employment for the next three years look good? Thank You	YES it does, I believe my employment for the next three years look very good, even further down the road as well. I really feel good about my future.
Why do you need a loan when you are making so much money?	Thats the big question everyone ask me. i get checks from August until June. Then I have a break for for 2 months. All the money I make I invest or put in a CD and try to guess the amount I will need for the break. I didn't put in my budget extra things like remodeling a house. I really just need the money for a month or two. I have to save as much as I can because sport careers don't last very long

Member Payment Dependent Notes Series 426065

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426065	$10,000	$10,000	15.05%	1.00%	July 24, 2009	July 24, 2012	July 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426065. Member loan 426065 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	ASI & Associates, Inc.	Debt-to-income ratio:	11.92%
Length of employment:	12 years 6 months	Location:	Johnsonville, SC

Home town:	Flora
Current & past employers:	ASI & Associates, Inc., Thornblade
Education:	Francis Marion University

This borrower member posted the following loan description, which has not been verified:

What I am lookinf for is the money to pay off some credit card debt so that i will be able to apply for a business loan to help my company survive these economic times.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,482.00	Public Records On File:	0
Revolving Line Utilization:	80.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426158

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426158	$6,000	$6,000	12.53%	1.00%	July 24, 2009	July 24, 2012	July 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426158. Member loan 426158 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Wellness Enterprises	Debt-to-income ratio:	11.24%
Length of employment:	2 years	Location:	Gainesville, FL

Home town:	Salt Lake City
Current & past employers:	Wellness Enterprises, Pinnacle Systems
Education:	Santa Fe Community College

This borrower member posted the following loan description, which has not been verified:

I'm hoping to turn my revolving credit debt into a term based loan that I'll be able to dig myself out of in a realistic amount of time. I'm sure I could ultimately pay the credit cards off myself, but a lower interest rate and a term based loan would make things much simpler, faster, and cheaper!

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	20
Revolving Credit Balance:	$9,469.00	Public Records On File:	0
Revolving Line Utilization:	65.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform at Wellness Enterprises? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have an auto loan with $1600(ish) left on it that should be paid off within the year. I've never missed a payment on any loan I've ever had. I do web program and general IT for Wellness - they are a smallish company, so I am "The IT Guy" - I do everything for them related to computers. When I filled out my application, I authorized Lending Tree to check my income, so I believe that should be taken care of. I do have a savings account, but I don't see it as particularly substantial. We could last about a month on it in a worst case scenario.
It says in your profile that you had a delinquency 20 months but you state you never missed a payment. Can you explain the discrepancy?	Honestly, I'm not sure. I've gone over my credit report, and I Cannot find a record of which account reported the problem - equifax reports 0 late payments on my credit report. I have had one slightly late car payment due to a problem on the loan holder's end (Payment was sent in time, but not processed correctly). I was charged a late fee, then refunded the very next day. I can't imagine that resulting in a deliquency report on my credit though!

Member Payment Dependent Notes Series 426215

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426215	$24,000	$24,000	13.79%	1.00%	July 24, 2009	July 25, 2012	July 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426215. Member loan 426215 was requested on July 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,250 / month
Current employer:	Tianma Microelectronics Inc.	Debt-to-income ratio:	5.72%
Length of employment:	4 years 1 month	Location:	Monterey Park, CA

Home town:
Current & past employers:	Tianma Microelectronics Inc., Electronic Data Systems
Education:	DeVry University-California

This borrower member posted the following loan description, which has not been verified:

Hello Lenders, I am requesting a loan to consolidate all of my credit card debts and hope to lower the interest rate and pay them all off soon. I have never defaulted on any credit card payments and have a very stable job with good income. My plan is to be debt-free in 2-3 years and purchase my first home afterward. Your consideration is highly appreciated. Thank you!

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,146.00	Public Records On File:	0
Revolving Line Utilization:	58.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, apart from your credit card debts, like a car loan or student loans? Can you give a short description of the type of work you perform at Tianma Microelectronics Inc.? Do you have a savings account or any other kind of emergency fund? And if so, how many months of total living expenses will it cover? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	1) I have no car loan debt, my car is fully paid off. I do have still have a student loan of about $40K left, with a low 2.58% APR. I have no problem paying this student loan. Besides the student loan, I have no other outstanding debts. 2) Tianma Microelectronics is an LCD manufacturing company for OEM electronic components. I am the Sales & Marketing Director that manage and run the entire North America business development, includes all sales and marketing activities. I have 8 people report directly to me as my sales team. 3) I have about $10K in Savings account, accessible anytime for emergency. Plus, about $12K in 401K/IRA accounts. 4) Yes, I am willing to verify my income with Lending Club. Not a problem at all. Thank you for your consideration!
Why did you accumulate so much debt? $24K is a lot! what are you doing to avoid falling in the same situation once you pay this off?	My debt have accumulated over the past several years for a number of reasons. 1) Partly, started when I got married and we had a child a few years ago. When my wife had our son, she had some complications, so she couldn't work for awhile. So, I was suddenly on single income supporting a new family. There were also a few medical expenses during this time that my health insurance did not cover. 2) Partly, some debt were from my college years, where financial aid and/or loans did not cover enough. I had to purchase most books and study materials on credit card. I have now Graduated with a BS degree in Electronics Engineering. 3) Partly, I would also admit there were few occasions of overspending on my part in the past and I should have better stayed within my means. Now, to avoid falling into the same situation, I have much confident and positive goals to look forward to. 1) I have setup clear monthly budget and plan to follow it strictly. 2) I have cut up all, but one credit card to use only when needed. I pay mostly with cash or debit card now. Once I'm clear of debts, I plan to pay off any credit card balance each month. 3) In the past few years, I have worked very hard on my career goal and now have achieved Executive level position and relatively high stable income (vs before). 4) My wife had returned to work since last year as well and we are in good financial stability. 5) I am putting away lot more money in savings for those rainy days and real emergencies. Overall, I have no problem paying my debts and my credit history is good, and I plan to improve it my reducing my debts. Lastly, I am also saving up for a down payment for a house, which I plan on to buy after 2-3 years from now. This dream will also keep in on track to control my debt. Thanks again for your consideration and help...

Member Payment Dependent Notes Series 426237

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426237	$15,000	$15,000	13.47%	1.00%	July 23, 2009	July 24, 2012	July 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426237. Member loan 426237 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,525 / month
Current employer:	3M	Debt-to-income ratio:	3.77%
Length of employment:	2 years	Location:	Burnsville, MN

Home town:	Duluth
Current & past employers:	3M
Education:	University of North Dakota, Northwestern University

This borrower member posted the following loan description, which has not been verified:

I finished graduate school over two years ago, and have been working for two years at a large technology company. For my wife and I to be able to survive through me going through graduate school in Chicago, we had to rely on our credit cards. Now that I am done with graduate school and have considerably more income through the job I am in, we have been spending the past two years working to pay down this credit card debt. I am glad to say that we are almost half way there, but this Lending Club loan would help us get the rest of the way at a much better interest rate. Please let us know if you have any questions or need any additional information.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	49
Revolving Credit Balance:	$24,545.00	Public Records On File:	0
Revolving Line Utilization:	66.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Bachelors and Graduate degrees are in what? Any other household income/debt from spouse?	Bachelor's and Doctoral Degrees in Chemical Engineering. Spouse makes $41K gross, has student loans payback in the amount of $120 per month.
Great i'll be bidding on a fellow ChemE!	Thanks! I greatly appreciate it!

Member Payment Dependent Notes Series 426544

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426544	$6,500	$6,500	11.89%	1.00%	July 24, 2009	July 26, 2012	July 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426544. Member loan 426544 was requested on July 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	hospital of saint raphael's	Debt-to-income ratio:	18.10%
Length of employment:	4 years 6 months	Location:	north haven, CT

Home town:	oakland
Current & past employers:	hospital of saint raphael's, yale new haven hospital
Education:	Concordia College-Moorhead

This borrower member posted the following loan description, which has not been verified:

With the fees of credit cards I would like to close my account and cut up my card. I would like to buy off the complete balances. I don't see any other way but to live credit card free for now. The companies are raising all costs beyond what's reasonable. I am responsible with paying my bills and have been paying more than the balance due every month. I am gainfully em-ployed and luckily work in the medical field an a RN and it doesn't appear that layoffs are a fear in this area. I would like to be free of this high interest card as it seems rates just keep going up and I wonder if there is any limit to what credit cards companies can do. I don't like to use credit cards but it was there when I was the single mother of two children and emergencies came up. With the children grown now I would like to be free of this burden of debt.

A credit bureau reported the following information about this borrower member on July 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	34
Revolving Credit Balance:	$14,575.00	Public Records On File:	0
Revolving Line Utilization:	36.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, apart from your credit card debts, like a car loan or student loans? Are your children out of school? And, do they still live with you? Do you have a savings account or any other kind of emergency fund? And if so, how many months of total living expenses will it cover? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Outstanding debt: credit cards and car lease($230/month). Kids: One living out of state. Living on own. One ready to leave the nest. It's now time for me to re-situate my bills. Fortunately I work as a registered nurse and this is a field of no fear of layoffs. A job in any city I would wish to be in. But no plans to move. I work one full-time job and work another at leisure. Meaning my time that I commit to is up to me. I can increase my income as I work toward a goal or not depending on the situation. I filed last year with a gross of 85,000. I more than anybody realize more than anyone that my situation isn't ideal. I don't have months of savings. This is my goal. I am at the end of being a single mother and I definitely don't believe in funding a grown child. All a part of life's lessons. I am not a big spender I did have the issue of single parenting without help and would now like to fix the finance situation. I have no plans to continue with an open credit card account. I am closing this account even if I don't secure a loan. It'll just take longer to payoff. It's time to start thinking of me and that I am not going to be young forever.
I am interested in funding your loan, but would like to know your plans on cutting your current outgo of cash.	First I'd like to say thank you for considering funding this loan. Just the loan itself will help in the cash outflow. I have been paying $300.00/month to this card which is more than the minimum. I just find it frustrating that I don't see any real drop in the balance due to the interest. With this loan the monthly payment alone is 75.00 less than what i pay out now. I am past things like $6000.00 braces and the such. My plan is to pay this card and get out the scissors. I don't have the habit of using this card for shopping sprees etc...as that is not my nature to be a big shopper anyway. It was accumulated as I mentioned above, for incidents helping raise children. Of which I have finally accomplished. Thank you.

Member Payment Dependent Notes Series 426599

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426599	$3,800	$3,800	13.16%	1.00%	July 24, 2009	July 27, 2012	July 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426599. Member loan 426599 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Firelake Grand Casino	Debt-to-income ratio:	17.01%
Length of employment:	1 year	Location:	TECUMSEH, OK

Home town:	Tecumseh
Current & past employers:	Firelake Grand Casino, Riverwind Casino
Education:	Seminole State College, Gordon Cooper Technology Center

This borrower member posted the following loan description, which has not been verified:

Hello, I am applying for a loan so that I can go to the DingKing institute to learn paintless dent repair. The school is $8,000 and only lasts a few weeks. Besides the $8,000 for the school I will also need some money to get me through the few weeks I will be off of work to attend the school and money to advertise which is why i'm asking for $20,000. I plan on keeping my job as a poker dealer until I can depend on paintless dent repair as my sole income. I am on track to make about $45,000 this year. I can provide pay stubs if needed. I am in good standing with the company, I have only worked for this casino for about a year but I have been a poker dealer for over 5 years. I have no fear of the recession hurting my job or the casino business. Despite hard times people still gamble the same maybe more. I have very few bills. I have a $200 house payment which I only owe about $10,000 on. I have a car payment that is $580. and a few credit cards that add up to about $5000. If you have any questions please feel free to contact me. Kevin Young, kevinsteveyoung@yahoo.com (405)620-6530

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	43
Revolving Credit Balance:	$5,144.00	Public Records On File:	0
Revolving Line Utilization:	29.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426626

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426626	$10,800	$10,800	13.16%	1.00%	July 24, 2009	July 26, 2012	July 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426626. Member loan 426626 was requested on July 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	TV One LLC	Debt-to-income ratio:	19.05%
Length of employment:	2 years 1 month	Location:	WHITE PLAINS, NY

Home town:	San Antonio
Current & past employers:	TV One LLC
Education:	Queens University of Charlotte

This borrower member posted the following loan description, which has not been verified:

Good evening, This loan request is for the purpose of debt consolidation. I am currently paying finance charges on several debts that I hold. This is preventing me from aggressively paying down the balances in a good amount of time. If approved for this loan, I intend to have my debts consolidated and pay off the amount to one lender in one lump sum, thus avoid several different finance charges that add up over time. Although it will change my debt to credit ratio, I intend to close several lines of credit of the debts that I am consolidating. I feel that I would be a reliable candidate for this loan because I am employed, as well as a responsible bill payer. I am well versed on the credit system and would really like to be able to use my earnings as a means of living as well as an investment to my future. By this I mean eliminating all of the lenders I am currently paying will enable to me to aggressively pay off my debts as well as have some money for savings. I appreciate your consideration of my application and sincerely look forward to answering any additional questions you may have in regard to my application and financial history.

A credit bureau reported the following information about this borrower member on July 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	66
Revolving Credit Balance:	$13,067.00	Public Records On File:	0
Revolving Line Utilization:	89.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426670

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426670	$10,000	$10,000	14.42%	1.00%	July 23, 2009	July 26, 2012	July 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426670. Member loan 426670 was requested on July 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	AAR - Aircraft Services Miami	Debt-to-income ratio:	11.91%
Length of employment:	1 year 6 months	Location:	Miami, FL

Home town:
Current & past employers:	AAR - Aircraft Services Miami
Education:	George T. Baker Aviation School

This borrower member posted the following loan description, which has not been verified:

Hi, I am trying to consolidate my credit card debt as well as expenses from school. I have finished school for aviation and work as an Inspector at Miami International Airport. Banks tend to raise the interest rates however they please (this is no secret now because of the economy). I am very punctual and have never been late on any accounts. This loan would be greatly appreciated, Thank you very much, -Alex

A credit bureau reported the following information about this borrower member on July 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,528.00	Public Records On File:	0
Revolving Line Utilization:	53.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
AlexM, I am interested in helping fund your note. Have you requested Lending Club verify your income? Verification helps.	Hi Starman, I have given all information to Lending Club that was needed, one last thing was to verify my address by a copy of a recent utility bill. This I will do tomorrow (7/20/09). I would say that they would take about a day or two to complete the verification, so if you would like I would recommend you wait a couple days until it appears online once the T's are crossed and the I's are dotted if this income verification is important for you investment requirements. Thank you and if you have any more questions I would gladly reply when I have the time. Alex

Member Payment Dependent Notes Series 426673

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426673	$25,000	$25,000	16.32%	1.00%	July 24, 2009	July 26, 2012	July 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426673. Member loan 426673 was requested on July 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$23,750 / month
Current employer:	Cintas Corporation	Debt-to-income ratio:	14.67%
Length of employment:	4 years 1 month	Location:	Tulsa, OK

Home town:
Current & past employers:	Cintas Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Household income is $285,000, but with the recent changes to credit card rates, limits, and minimum payments it makes geeting out of bad card difficult.

A credit bureau reported the following information about this borrower member on July 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$95,324.00	Public Records On File:	0
Revolving Line Utilization:	96.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426770

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426770	$20,000	$20,000	11.58%	1.00%	July 28, 2009	July 31, 2012	July 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426770. Member loan 426770 was requested on July 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Nagem Medical	Debt-to-income ratio:	12.46%
Length of employment:	3 years 2 months	Location:	LAKE CHARLES, LA

Home town:	Lake Charles
Current & past employers:	Nagem Medical
Education:	Louisiana State University-System Office (LSU)

This borrower member posted the following loan description, which has not been verified:

I am reconsolidating debt. It most likely wont take me more than 2 years to repay the money. I just had a baby boy and i like keeping cash on me as that has always been very important to me in case of emergencies. I have great credit and make timely payments.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in your loan, I have a few questions: 1. How long have you been paying your mortgage? 2. What are your current monthly expenses and income?	my mortgage is $912.00 a month and i have a vehicle note which is $257.00 a month ... electricity bill is 75$ and cable internet and tv is $40. Thats all that i really have... the rest is for me to spend i guess or put away which is what i usually do
How long have you had your current mortgage?	i have had my mortgage for 2 years and 2 months
Tell us more about the debt your consolidating and why?	i just finished my graduate school and they raise the interest rate too high so i just want to pay the rest of my school off and have a lower rate
How many people have been laid off in your company that you know of?	0 people have been laid off i actually can pick and choose any hospital to work at and get a job in any amount of time if there was ever the slightest possibility of being laid off because there are only a few people with the licensing and qualifications like myself and a few others and the area
What savings or investments do you have - retirement, cash, etc?	i actually have $21,000.00 in investments with wachovia. I would love to take that money out and help myself but i am making a good chunk of money with the amount that i have invested with my broker. Its not worth it to me to take it out and it takes too long to take it out anyway
--Please describe what type of debt you want to consolidate and how this loan will help you (what is the main goal of the consolidation)? You don't have any revolving debt per the credit report and you indicated you only have an auto loan. --Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. ----Describe your profession. --How many years experience do you have in your current position? Thanks!	I have a Grad School loan to pay off and they keep increasing the interest rate on me every couple months. I have 21,000 in wachovia investments and 0 retirement since i just started working and became licensed. i have 2 years experience working in my field because it was part of my schooling and i had a job lined up 2 years ago when i started with my job which was guaranteed to me once i finished my grad school...
What debt are you consolidating? Your revolving credit shows $0.	I have student loans from my grad school but since i finished they keep jacking the rates up on me and i would really like to get the loan over with and with a better interest rate
I suggest you contact Lending Club and have your income verified. This will encourage lenders.	what do you mean i should have my income verified... you guys should be able to see it on my report right and lending tree and lending club should have provided that information to you guys right?
This is what they show us and it shows that your stated income has not be verified but is just stated. Just note that when you borrow money you're inviting people into you financial life. Just like going a date, it's best to answer the question or do as you're asked or you can always cancel the date/loan. Borrower Member Loan 426770 | Prospectus in jnagem1 How do I use this page? Amount Requested $20,000 Loan Purpose Consolidate debt Loan Grade B3 Interest Rate 11.58% Loan Length 3 years (36 payments) Monthly Payment $660.27 / month Credit Review Status Under Review Funding Received $575 (2.88% funded) Lenders 14 people funded this loan Listing Expires in 11d 11h (7/31/09 3:55 AM) Loan Status In Funding Loan Submitted on 7/17/09 3:55 AM jnagem1's Profile (all information not verified unless noted with an "*") Home Ownership MORTGAGE Current Employer Nagem Medical Length of Employment 3 years 2 months Gross Income $4,167 / month Debt-to-Income (DTI) 12.46% Location LAKE CHARLES, LA jnagem1's Credit History (as reported by credit bureau on 7/16/09) Credit Score Range: 750-779 Earliest Credit Line 03/1998 Open Credit Lines 5 Total Credit Lines 11 Revolving Credit Balance $0.00 Revolving Line Utilization 0.00% Inquiries in the Last 6 Months 1 Accounts Now Delinquent 0 Delinquent Amount $0.00 Delinquencies (Last 2 yrs) 0 Months Since Last Delinquency n/a Public Records On File 0 Months Since Last Record n/a Loan Description (not verified) I am reconsolidating debt. It most likely wont take me more than 2 years to repay the money. I just had a baby boy and i like keeping cash on me as that has always been very important to me in case of emergencies. I have great credit and make timely payments. Report this listing	so do i need to verify my income or what do i need to do?

Member Payment Dependent Notes Series 426877

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426877	$8,000	$8,000	14.42%	1.00%	July 27, 2009	July 28, 2012	July 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426877. Member loan 426877 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	US Xpress, INC	Debt-to-income ratio:	8.40%
Length of employment:	7 months	Location:	Garrettsville, OH

Home town:	Columbus
Current & past employers:	US Xpress, INC
Education:	St Petersburg College

This borrower member posted the following loan description, which has not been verified:

I am wanting to get out from under the credit cards that I have at 29% interest rates. It would make it easier to deal with if I only had 1 payment per month instead of several payments per month.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,037.00	Public Records On File:	1
Revolving Line Utilization:	66.00%	Months Since Last Record:	105
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Can you detail the public record on your credit file, and also what steps you are taking to ensure that you do not incur cc debt again after using this potential loan to pay it off. Thanks.	I will say that approximately 10 years ago I went through a divorce. Due to that divorce I had to file for bankruptcy. The divorce destroyed me financially. I can say that I am currently trying to build a second income. My wife of 8 years is also trying to find new employment. My biggest problem was that I had to use my credit cards to survive when I got laid off the week before Thanksgiving last year. I was out of work for almost 1 month. I am currently working full time. If you have further questions I will answer. Thanks

Member Payment Dependent Notes Series 426886

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426886	$8,000	$8,000	12.84%	1.00%	July 27, 2009	July 31, 2012	July 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426886. Member loan 426886 was requested on July 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,521 / month
Current employer:	Cy-Fair ISD	Debt-to-income ratio:	16.73%
Length of employment:	3 years	Location:	HOUSTON, TX

Home town:	Houston
Current & past employers:	Cy-Fair ISD, Palazzo's Trattoria Cafe, Joe's Crab Shack, Tortuga's Cantina, A Beautiful Pools
Education:	Texas A & M University

This borrower member posted the following loan description, which has not been verified:

My fiance is being deployed to Iraq and we want to be married before he goes. The Army just gave us his dates for block leave and it only gives us two months to plan a wedding- which is very little time. I am a good canidate for this loan beacuse I have a full-time job and am currently living with my parents; plus I will have income from my future husband who is off fighting for our freedom.

A credit bureau reported the following information about this borrower member on July 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	46
Revolving Credit Balance:	$4,075.00	Public Records On File:	0
Revolving Line Utilization:	20.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at the school district?	I am a middle school teacher.

Member Payment Dependent Notes Series 426918

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426918	$16,000	$16,000	11.89%	1.00%	July 22, 2009	July 27, 2012	July 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426918. Member loan 426918 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,833 / month
Current employer:	Camden County Prosecutor's office	Debt-to-income ratio:	13.93%
Length of employment:	10 years 5 months	Location:	Voorhees, NJ

Home town:	Philadelphia
Current & past employers:	Camden County Prosecutor's office
Education:	Camden County College, Hofstra University, Columbia University in the City of New York

This borrower member posted the following loan description, which has not been verified:

I've been the Information Services Manager for a large county law-enforcement agency in New Jersey for more than ten years and earn more than $94,000 a year from that position. Although my payment history is stellar and I have recently paid off some large high interest revolving credit lines and loans, as the economy has worsened and credit has further constricted, I've found myself subject to exorbitant interest rate increases on my remaining credit lines and cards. It seems that in these times, a steady employment history and a commitment to paying one's obligations are no protection from the general upheaval in the commercial lending sector. I would like to put my finances in order and reduce the amount of interest I'm paying to something more sane if possible.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	74
Revolving Credit Balance:	$9,867.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You show a revolving credit of 9,867, yet you are asking for 16,000. Why the difference? What are your fixed expenses?	I honestly don???t know how to account for the difference, as to the best of my knowledge my outstanding higher interest accounts are approximately $15,000. My fixed expenses for rent, utilities, food, and expenses related to dog are about $2000.00. My vehicle lease, auto insurance, and fuel are a further $850.00 and I contribute about $440.00 a month to the support of my mother, who is retired and living on a fixed income. I also put about $200.00 a month into a retirement plan. It might seem that my gross income should easily support these expenses with plenty to spare, but I am single, with no dependants, and because my job requires it, live in a state with a high cost of living and very few tax advantages for someone like me. I have to live on my net income, which is considerably less. Any amount that I do receive above what I need to pay down the accounts I would most likely use toward some continuing education courses in my field.
07.17.2009 I can provide $3,00 of requested $16,000 loan. NJ has H-I-G-H cost of living/state income taxes. $84,000 income in NJ is equivilant to $50,000-$60,000 in in SE Virginia where I live (Virginia Beach). Banks are uniformly tightening credit elegibility requirements, cutting individual credit line limits and raising credit interest rates wherever possible. Question: What are propspects for continued employment in Camden County Prosecutor's Office? Question: You mentioned additional schooling a possibility, planning career field change soon? Reply to: johndawson.23467@yahoo.com Note . (dot) between second letter n and number 2. Member ID: RetiredUSMCInvestor Advance thanks, John Dawson *********************************************	I believe my prospects for continued employment are excellent. Our office is the lead law-enforcement agency for a county of more than 517,000 people in a major metopolitan area--Camden City, the county seat, is located directly across the Delaware river from Philadelphia--and the 14,000 to 15,000 adult and juvenile cases that we investigate and prosecute yearly is consistently ranked the second or third largest case load in a state of more than 8 million people although we are not nearly so large by population as are some of the northern counties near New York City. In light of the high tax burden you noted, our county government has made a commitment to reducing the costs associated with delivering effective services to the taxpayers and recognizes that information technology is a very useful tool in that effort. For instance, our total staff is now approximately 250 people, which is actually down by attrition from more than 280 people just a few years ago although our case load has remained constant. We've managed to make do with fewer people because our office has made substantial investments in its computer systems that have enabled us to automate many of the tasks and much of the paperwork that is generated as these cases move though the legal system. Indeed, we have developed several applications atop our electronic case-management system that have been adopted by other counties throughout the state. I am the IT manager for the office and have been fortunate thus far in my career to work for enlightened management. That being said, I very proud of where I work and the work I do. I have no plans to change careers or employers, but I do recognize that I have a responsibility to educate myself if I expect to maintain current skills in a field where things change as rapidly as they do in mine. I take the opportunity to do so whenever possible, and although my employer will reimburse me many of the expenses associated with such work-related education, I am required to front the initial money myself. I hope this answers your questions.

Member Payment Dependent Notes Series 426963

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426963	$9,000	$9,000	12.21%	1.00%	July 24, 2009	July 27, 2012	July 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426963. Member loan 426963 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,472 / month
Current employer:	Independence School District	Debt-to-income ratio:	24.35%
Length of employment:	1 year 3 months	Location:	INDEPENDENCE, MO

Home town:	Trenton
Current & past employers:	Independence School District, Ability Network
Education:	Truman State University, North Central Missouri College

This borrower member posted the following loan description, which has not been verified:

Loan to consolidate debt and purchase a car.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,751.00	Public Records On File:	0
Revolving Line Utilization:	86.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit report shows $44,000 in outstanding revolving debt. How much of that debt will this loan pay off and what is the current total monthly payments on the debt you are paying off?	It will pay off $6,000 off high interest debt. My total monthly payments are $690.
how much is the car, and which debt are you consolidating (amounts, and rates)?	The debt that I am paying off is credit card debt in the amount of $5,645.06 with an interest rate of 28.99%. The price of the car is currently listed as $4,000.00.

Member Payment Dependent Notes Series 426985

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426985	$6,000	$6,000	13.79%	1.00%	July 22, 2009	July 28, 2012	July 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426985. Member loan 426985 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	24 Seven Discovere	Debt-to-income ratio:	9.74%
Length of employment:	4 years 6 months	Location:	Chicago, IL

Home town:	Chicago
Current & past employers:	24 Seven Discovere, Ikon Office Solutions
Education:	Oakton Community College

This borrower member posted the following loan description, which has not been verified:

Looking to get a little more flexibility (cash flow monthly) by paying off a few credit cards

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	44
Revolving Credit Balance:	$41,042.00	Public Records On File:	0
Revolving Line Utilization:	82.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please fax Lending Club with a copy of your two last pay stubs, in order to verify your income? What are your current Credit Card interest rates? Please explain the delinquency you had 44 months ago. Thank you!	Lending Club received all the requested docs today as i was out of town last week. I delinquency was due to refinancing my Mortgage, it closed a few days prior to the nd of the month but WaMu (previous holder of the loan) stated it was after the 1st of the month. Fought with them for awhile but got no where with it. Very frustrating as that is the only one on my credit report. Interest rates range from 15.99 to 19.99% and this is why this loan makes more sense.

Member Payment Dependent Notes Series 427030

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427030	$14,000	$14,000	11.26%	1.00%	July 23, 2009	July 28, 2012	July 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427030. Member loan 427030 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	Lacks Enterprises	Debt-to-income ratio:	22.83%
Length of employment:	2 years 10 months	Location:	GRAND RAPIDS, MI

Home town:
Current & past employers:	Lacks Enterprises
Education:	Grand Rapids Community College

This borrower member posted the following loan description, which has not been verified:

Money used to consolidate all debt.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,400.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your current monthly budget including this new loan. Thanks	With this loan my total budget for bills will be less than $600 a month. My budget for bills in the past was an average of $1,100-1,200,

Member Payment Dependent Notes Series 427048

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427048	$3,500	$3,500	9.63%	1.00%	July 22, 2009	July 28, 2012	July 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427048. Member loan 427048 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	CH2M Hill	Debt-to-income ratio:	5.31%
Length of employment:	4 years 8 months	Location:	AURORA, CO

Home town:	Albuquerque
Current & past employers:	CH2M Hill, Arapahoe Community College
Education:	Arapahoe Community College

This borrower member posted the following loan description, which has not been verified:

I got a new house about 8 months back and I have been improving it one step at a time. Right now I absolutely need to get rid of the carpet in this house (it must be from the 1970) and replace it with tile. I have priced everything out and I need about 3500.00 to get all the tile and pay for it to get installed. I have a good credit history and have never had anything go to collections or had any problems paying any credit cards or other loans back. I would just go through wells Fargo for this but the smallest amount they will lend is 5000.00 and their APR is much higher. I work full time and am married with 2 kids and plan to use this money to improve our home. Thank you

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	35
Revolving Credit Balance:	$4,199.00	Public Records On File:	0
Revolving Line Utilization:	27.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Have you already selected a contractor to do the work? And, when are you planning to start installing the tile? Do you have any other outstanding debts, like a car loan, home equity loan or student loans? Can you give a short description of the type of work you perform at CH2M Hill? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Have you already selected a contractor to do the work? Yup, he is a friend of the family. he will start as soon as i get the money. Do you have any other outstanding debts, like a car loan, home equity loan or student loans? Yea a few i got a credit card at 2500.00 the minimum payment on that is 50.00 but I usually pay about 200.00 because the finance charges are killing me. I also have a student loan at about 1500.00 I just make the minimum payment of 50.00 a month on that. I have a care credit card with about 1200.00 on it the minimum payment on that is about 48.00 a month but i usually pay about 100-120.00 a month just to keep the principal down. the only other thing is a best buy card that i owe 750.00 the minimum payment on that is 50.00 and i usually just pay that as there is no fees or intrest untill 2011. Can you give a short description of the type of work you perform at CH2M Hill? I work on the help desk helping users with computer problems. I have been here for almost 5 years and domt plan on going anywhere. Do you have a savings account or any other kind of emergency fund? all i have is a 401k Would you be willing to verify your income with Lending Club? Yup no problem at all. Thanks.

Member Payment Dependent Notes Series 427067

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427067	$14,500	$14,500	13.16%	1.00%	July 27, 2009	July 28, 2012	July 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427067. Member loan 427067 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Orange County Public Schools/Walt Disney World	Debt-to-income ratio:	24.91%
Length of employment:	1 year	Location:	ORLANDO, FL

Home town:	Miami
Current & past employers:	Orange County Public Schools/Walt Disney World, Miami Dade County Public Schools
Education:	Florida International University

This borrower member posted the following loan description, which has not been verified:

I'm looking to pay off my high interest credit cards. I currently have three of them and the minimum payments are really hurting my ability to pay them off. I would like to rid myself of this unsecured debt to start saving money to invest in my future.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	79
Revolving Credit Balance:	$15,134.00	Public Records On File:	0
Revolving Line Utilization:	74.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please get your income verified.	I will definitely look into doing that.
What is your job at OCPS? At Walt Disney World?	I am currently a Kindergarten teacher at Orange County Public Schools. Last year, I also worked as an after school tutor for some extra income. If they offer tutoring again this year, I do plan on doing that again. On the weekends, I work as an entertainment performer for Walt Disney World. During the summer, I work more hours there since school is out.

Member Payment Dependent Notes Series 427070

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427070	$18,000	$18,000	11.26%	1.00%	July 23, 2009	July 28, 2012	July 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427070. Member loan 427070 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,543 / month
Current employer:	FEGS Health and Human Services System	Debt-to-income ratio:	10.93%
Length of employment:	14 years	Location:	JACKSON HEIGHTS, NY

Home town:	Salem
Current & past employers:	FEGS Health and Human Services System
Education:	Pennsylvania State Unviersity, St. Louis University, Brooklyn College

This borrower member posted the following loan description, which has not been verified:

I am an employee of a large health and human services nonprofit with excellent credit and I want to consolidate the credit card debt I have accumulated over the past few years. As my credit history proves, I am a responsible borrower who taked his debts seriously and feels a moral and ethical obligation to pay back all debt. In my work, I contribute to the health of the community by providing services to the developmentally disabled and mentally-ill and other high-need groups. I seek a fixed rate loan so I am not subject to the possibility of an interest rate increase from credit card companies.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,596.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have your income verified. This will encourage lenders. Also, do you own your home or rent?	I rent ($1,075 a month) and will take your advice about income verification. Thank you!
I notice that you have several credit lines available and currently planning to use the funds of this loan to consolidate your debt. Will it be your intention to close some of those old credit accounts once they are paid in full?	Yes, I plan on closing those accounts that will be consolidated, as well as others I have open that have no balance on them.
Do you have any plans to eliminate your credit card debt entirely?	Yes, other than the credit cards that this requested loan is consolidating, my other debt is a credit line with a minimum payment that will have the entire balance paid off in 4 years.

Member Payment Dependent Notes Series 427135

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427135	$4,000	$4,000	12.84%	1.00%	July 27, 2009	July 28, 2012	July 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427135. Member loan 427135 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$949 / month
Current employer:	cvs pharmacy	Debt-to-income ratio:	11.70%
Length of employment:	7 years 2 months	Location:	LUFKIN, TX

Home town:	Houston
Current & past employers:	cvs pharmacy
Education:	Angelina College

This borrower member posted the following loan description, which has not been verified:

I intend to use this loan money to pay off two credit card balances in the amount of $3,500.00 and have a little extra cash for emergencies as well. I will have absolutely no problem paying back this loan. I have never had any missed payments on any of my bills or credit card payments in the past, therefore I am a good candidate to receive this loan.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,789.00	Public Records On File:	0
Revolving Line Utilization:	75.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I noticed that you did not list Rent nor Home Ownership. Do you live rent free with a parent or a relative? Please explain. Good Luck! Plasticman	My daughter and I live do live in my mother's home, and she does not charge us rent, just asks for a little help with the bills now and then.
Greetings - Could you described your employment situation a bit more? Are you working part time? Also, why is your Home Ownership n/a. Thank you; Art	I work full time. I have been with the same company for over 7 years. My daughter and I live in my mother's home, and she does not charge me rent.
Are you a full-time or a part-time employee? What other major monthly expenses do you have outside of your current credit card debt? Thanks.	I'm a full time employee. I have been with the same company for over 7 years. Other expenses are : child care, car payment, utilities, car insurance.

Member Payment Dependent Notes Series 427276

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427276	$13,650	$13,650	13.47%	1.00%	July 27, 2009	July 29, 2012	July 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427276. Member loan 427276 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Inland Real Estate	Debt-to-income ratio:	23.29%
Length of employment:	1 year 8 months	Location:	chicago, IL

Home town:
Current & past employers:	Inland Real Estate, Higgins Development Partners
Education:	Northeastern Illinois University, Baker College Center for Graduate Studies

This borrower member posted the following loan description, which has not been verified:

What I will payoff with the funds Citifinancial $9050 Chase $3050 Misc Other credit cards $1200 Lending Fee Estimate $350 Looking to consolidate bills with a better interest rate. I have been a homeowner for 7 years. I have never been a day late on my mortgage or car loans. I have been responsible with paying my debts on time, however my debt ratio has hurt my credit score. Obtaining this loan will open the possibility of being debt free sooner than later.

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	22
Revolving Credit Balance:	$18,749.00	Public Records On File:	0
Revolving Line Utilization:	61.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for a detailed description. I have a few additional questions: 1. What are the monthly payments on the debt you intend to pay off with this loan? 2. What is your job at IRE and how much of your $4500 income is sales commissions? 3. Your credit report shows a delinquency 22 months ago - can you please provide a description of the circumstances that led to this? Thank you.	I currently pay about $600 per month on these debts mostly going towards interest because of the high rates. This loan will be a better rate and payment for me. I am an Accountant at this Real Estate Company and the $4500.00 is my base salary no commissions. My delinquincy was from the Gas Company. I had failed to check off the box stating I was sending a payment to start a budget program. I was not aware until the next months bill and unfortunately it effected my credit negatively.

Member Payment Dependent Notes Series 427298

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427298	$6,000	$6,000	10.95%	1.00%	July 24, 2009	July 28, 2012	July 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427298. Member loan 427298 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	Valley Learning Center	Debt-to-income ratio:	8.82%
Length of employment:	9 years 1 month	Location:	Glendale, AZ

Home town:	Wilcox
Current & past employers:	Valley Learning Center, Camp Lee Mar (A special camp for special kids)
Education:	Arizona State University

This borrower member posted the following loan description, which has not been verified:

I am a 30-year-old Kindergarten teacher who just can't seem to get ahead. I have worked at the same school for nine years so if it's reliability you are worried about....no need. In my early twenties, I managed to make EVERY mistake possible in terms of my finances and, now that I am trying to make up for those mistakes, I just can't seem to keep my head above the water. I always seem to fall just short of breaking even and I am hoping that someone who has fallen on hard times before is willing to put a little faith into me. I am also currently maintaining my parents old home while they are relocated to help a family member in need. Every penny that I would have had has gone into this place and, now that it is time for me get back to my own surroundings, I have nothing to do so. With $6,000, I would like to do the following: *Pay off my three credit cards (debts totalling 3,500). *Help my parents paint this house so that it can be put up for sale and they can put their time and energy into their own personal issues. I am not looking to get rich OR borrow more than I need. I am also not interested in living beyond my means...I have definately learned THAT lesson the hard way. What I need is to get all my bad debt paid off in a way that is responsible and mutually beneficial. Thank you.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$591.00	Public Records On File:	0
Revolving Line Utilization:	29.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You list your income as gross $1917, what is your net and what are your expenses to be able to have sufficient funds to repay this loan?	I take home about about $1550 a month after taxes/health insurance. I no longer have a car payment (I paid it off earlier this year) and my living expenses (meaning food/gas/housing etc. ) average around 700 dollars a month. I live pretty reasonably and am simply looking to eliminate credit card debt and improve my living situation a bit. As I mentioned before, I am not interested in getting rich or living beyond my means. This loan will allow me to catch up on old concerns, get this house painted AND provide a much more comfortable payment that will allow me some breathing room in case of an emergency. Thanks for your question! :)

Member Payment Dependent Notes Series 427315

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427315	$6,000	$6,000	12.21%	1.00%	July 24, 2009	July 30, 2012	July 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427315. Member loan 427315 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,200 / month
Current employer:	Self Employed	Debt-to-income ratio:	11.05%
Length of employment:	4 years 6 months	Location:	NOTTINGHAM, MD

Home town:
Current & past employers:	Self Employed
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking to borrow the aforementioned amount in the hope of paying off two of my higher interest credit cards. I am confident that I will be able to make all payments as I anticipate the same funds I am already paying out to these credit cards to simply combine into one bill. In addition I look forward to paying off and then retiring two of these cards as the credit limits have been lowered thus making my balances too close to my limit and negatively affecting my credit score. I hope that the right lender is out there so that we can have a mutually beneficial arrangement. Thank You in Advance, K.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,387.00	Public Records On File:	0
Revolving Line Utilization:	68.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please describe your line of work? Regards; Art	I work in child care.
You state your income source as self employed. Could you provide more details? Industry, service, website url for your business, gross sales for ytd, current A/R?	Again, I work in child care. I have worked in the field for 7+ years. I have worked for my current contract for 4.5 years.

Member Payment Dependent Notes Series 427324

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427324	$20,000	$20,000	13.79%	1.00%	July 27, 2009	July 28, 2012	July 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427324. Member loan 427324 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Microsoft, Corporation	Debt-to-income ratio:	15.00%
Length of employment:	14 years	Location:	Seattle, WA

Home town:	La Grange
Current & past employers:	Microsoft, Corporation
Education:	Bethany Lutheran College - AA, University of Wisconsin-Stout - B.S. Psychology, University of Phoenix - MBA Technology Management

This borrower member posted the following loan description, which has not been verified:

Hello, I am a 40 year old single women who over the past year has accumuliated some credit card debt that I would very much like to conlidate. I have been employeed at the same company for 14 years and have a well paying job. I have approached the credit unions that I belong to over the past years and have always been put off and told they don't really help with these types of situations or just told no, but thanks for doing business with us. I find this very frustrating and dissappointing. While some may not think this is much debt, I find it overwheleming and uncomfortable, I would very much like to consolidate my debt so that I need only make one payment...and pay this off and then move to saving my money for retirement. Thanks for your time and consideration. Tracey

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	41	Months Since Last Delinquency:	4
Revolving Credit Balance:	$24,911.00	Public Records On File:	0
Revolving Line Utilization:	27.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
hi, i'm interested in funding your loan but have a few questions. you seem to make pretty good income. can you explain why you've had 2 delinquencies in past two years, one of which was 4 months ago? can you also list what your monthly financial obligations are? thanks!	Hello, Happy to answer your question. My monthly obligations are the usual insurance, car payments, storage, mortgages (2) and the household expenses that come with that, the remainder of funds remaining I am putting towards my debt. In regards, to my missed payment, it was simply a mistake on my side. Wish I had a more creative response, but do not. Thanks, Tracey
What are you doing to change your lifestyle significantly to avoid getting into this much debt again?	Great question. My focus is now on getting myself out of debt and putting money away as fast and as much as possible. Lifestyle changes will be less travel, less social, already becoming a nester. Goal is if I want it, I will pay cash.

Member Payment Dependent Notes Series 427548

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427548	$12,000	$12,000	12.84%	1.00%	July 28, 2009	July 29, 2012	July 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427548. Member loan 427548 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Childress County Sheriff's Office	Debt-to-income ratio:	23.05%
Length of employment:	5 years 8 months	Location:	Childress, TX

Home town:	Childress
Current & past employers:	Childress County Sheriff's Office, Texas Department of Criminal Justice
Education:	South Plains College

This borrower member posted the following loan description, which has not been verified:

Have alraedy been approved but had trouble with the internet getting it sent to you all. Thanks for all of your time and consideration.

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	23	Months Since Last Delinquency:	21
Revolving Credit Balance:	$8,856.00	Public Records On File:	1
Revolving Line Utilization:	28.20%	Months Since Last Record:	118
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
07.17.2009 I can provide $3,000 of $12,000 loan requested. Question 1: Is law enforcement your career? Question 2: What were two delinquencies? Reply to: johndawson.23467@yahoo.com Note the . (dot) between 2nd letter n and number 2. Thanks, John Dawson MSgt USMC Retired/Deputy, Shenandoah County, VA Sheriff's Department Retired	Yes, law enforcement is my career. I've been in law enforcement for 6 years and was in corrections for 9 1/2 years. I love helping people. Honestly I dont recall what they were. Sorry for not responding sooner, but just got back into town. Thanks for the questions.

Member Payment Dependent Notes Series 427567

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427567	$13,500	$13,500	12.21%	1.00%	July 28, 2009	July 30, 2012	July 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427567. Member loan 427567 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Google, Inc.	Debt-to-income ratio:	18.72%
Length of employment:	3 years 2 months	Location:	San Francisco, CA

Home town:	Sao Paulo
Current & past employers:	Google, Inc., Languages International, Inc.
Education:	University of Michigan

This borrower member posted the following loan description, which has not been verified:

Dear Sirs, Through the last 8 years, I have managed on my own to finish my Bachelo's degree at a top Big 10 University, move across the country and invest in a life revolving around a job position at one of the leading companies in the U.S., help my mother and brother through critical financial struggles, and attempt to live in the most expensive city in the U.S. with a level 3 salary. Although I would like to believe I am doing well, data driven facts make it hard to validate this feeling of accomplishment. I am a bit under my head and am turning to you for help. I feel that if I don't consolidate my debt and also get a little head start, I am bound to my current realities, impeding me from reaching the next level, achieving my goals, and gaining the confidence I need to start anew. I feel that wealth can be achieved by hard work, but luck is also a necessary factor. I feel incapable of running into the luck I hope for, due to the constraints of my current lifestyle, living conditions, and the effects those have on my confidence to succeed. I am writing with integrity, candor, and hope, awaiting your careful review and consideration. From my background and affiliations, you can be assured I am responsible and trustworthy. I am also involved with socioeconomic relations and entrepreneurship, and I am eager to be involved with the Lending Club Organization. All the Best, Rita

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,714.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427619

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427619	$5,875	$5,875	14.11%	1.00%	July 27, 2009	July 30, 2012	July 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427619. Member loan 427619 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	Wabash Retirement	Debt-to-income ratio:	0.56%
Length of employment:	5 years	Location:	CARMI, IL

Home town:	Broughton
Current & past employers:	Wabash Retirement, Skill Care Unit
Education:

This borrower member posted the following loan description, which has not been verified:

To Whom It May Concern, I am applying for this loan to help out my grandson and his family with schooling. Thank You, Veda Parker

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	36
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 427666

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427666	$6,500	$6,500	8.00%	1.00%	July 22, 2009	July 30, 2012	July 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427666. Member loan 427666 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,333 / month
Current employer:	Cookson Electronics	Debt-to-income ratio:	8.79%
Length of employment:	12 years	Location:	GASTON, OR

Home town:	Waterbury
Current & past employers:	Cookson Electronics
Education:	Boston College, University of Idaho

This borrower member posted the following loan description, which has not been verified:

Nothing

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	62
Revolving Credit Balance:	$7,828.00	Public Records On File:	0
Revolving Line Utilization:	13.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
hi..can you provide more info regarding how you gonna use the $? can you verify your income with lending club. Thanks.	Home improvement project.
- Can you be more specific as to the type of home improvements you are having done? - Please have lending club verify your income.	Pouring concrete for driveway and garage floor.
Please contact Lending Club to verify your income. This will encourage me, as well as other lenders, to support your loan. Thanks!	Pay stub was sent with previous email as part of address verification.

Member Payment Dependent Notes Series 427685

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427685	$7,000	$7,000	13.79%	1.00%	July 27, 2009	July 29, 2012	July 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427685. Member loan 427685 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,042 / month
Current employer:	McLane	Debt-to-income ratio:	13.41%
Length of employment:	2 years 1 month	Location:	Owatonna, MN

Home town:	Arden Hills
Current & past employers:	McLane, Benchmark Electronics
Education:	Alexandria Technical College

This borrower member posted the following loan description, which has not been verified:

I plan on paying off my higher interest credit cards right away hopefully at a better rate, then work on paying off all credit debts. My goal is to be debt free within a few years so the I can begin saving to put my daughters to school. Over the last 3 years my wife and I have bought a house, had two kids, and had to buy everything that goes with both. Unfortunately, we learned a little to late on how to manage credit cards, and are now making ends meet. We would like to rid ourselves of credit cards once a for all, but since we have too much credit card debt we need to start small with the high interest rate cards and work our way done. my wife has never missed a payment and make it a priority to pay any loan I have. Before I met my wife I didn't do well with paying bills, but she has taken over those bills and they are now current. Our credit rates are lower because of our debt to income ratio (plus my horrible past credit)- We have tried to consolidate with other lenders over the last year, but no one is willing to take a chance on us. Our future goal is to not have credit cards, which would mean closing the ones we get a loan for. Thank you.

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	59
Revolving Credit Balance:	$22,541.00	Public Records On File:	0
Revolving Line Utilization:	57.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in your loan. Please list the ccards, rates, and amounts owed. Do you have any school loans? Other debts? What kinds of things or activities have you stopped purchasing as a lifestyle change to prevent further debt? For how long have you been denying yourself these things? Thanks. I hope it goes well for you.	Thank you for your interest in my loan. The cards that will be paid off with this loan are all store cards- Home Depot (2500 at 29.99% (I was two days late and they raised the interest rate from 22.9%- late fee was refunded as soon as I made my payment, but they wouldn't lower the rate) Macys (2175- at 21.9%) Kohls (970 at 22.9%) Old Navy (400 at 21.9%) - I do have a student loan, but it is in deferment and won't affect me for 3 years when I am done with school. I have a mortgage (we just refinanced in jan. to a 5% int rate). We have a car loan that will be paid off in a year. And we have other credit cards that have low interest rates that are not included in this loan. There have been a few lifestyle changes-- 1.) No more shopping with credit cards (especially store cards!)- cash only. We moved into our new house with almost nothing for it- we used the store cards to fill our house with furniture, appliances, and other things. 2.) We met with a financial planner who told us to cut our expenses and we have cut many of our nonessential bills from our budget (cable, extra life insurance on our 2 daughters (we have some already through my work) and a few other things. We plan to keep working with the financial planner to make sure we get our finances in order over the next few years. 3. We no longer eat out at all. That was one problem we had that used up our disposable income and then we used credit cards for clothes and other little things. It has only been about 3 months since we have put a change in our life style, but it is helping us to save money to put towards our debt and we are learning new habits about knowing the difference between need and want. Thank you again for your consideration!
I can sense your commitment to get out of debt, but can you please give me some idea of what you do professionally and the stability of your job / income?	I work for McLane Grocery Distribution in MN. I am a driver-- delivering to superstores, gas stations, and other places. The company I work for is very stable, and has a low turnaround, and is currently hiring because of a new business addition. Truck drivers can find work pretty easy and I am very stable with my income.

Member Payment Dependent Notes Series 427719

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427719	$9,000	$9,000	12.21%	1.00%	July 24, 2009	July 30, 2012	July 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427719. Member loan 427719 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,375 / month
Current employer:	Research To Practice	Debt-to-income ratio:	8.60%
Length of employment:	5 years 7 months	Location:	El Portal, FL

Home town:	Cleveland
Current & past employers:	Research To Practice
Education:	Cleveland State University

This borrower member posted the following loan description, which has not been verified:

Hi, I am a professional in the cancer research community. I would like to consolidate my credit card debt into one loan. After doing so I will only have my car loan left ( one more year to pay off) and two store cards with small balances and zero percent interest. I have zero delinquencies and late pays on my credit history.And my credit score was in the 700's. Recently though, as you my have read in the news, Chase bank has closed over two million credit card accounts, most of them from Washington Mutual. Well unfortunately I had my credit card eggs in a small basket. Even though both accounts had over 8000 in credit limits between them and had zero balances they chose to close one of them and reduce the credit limit on the other to 500.00. They said it was a corporate decision based on the WAMU accounts. While I respect their decision it also hurts my credit rating. I should have diversified more and had more cards but I don't like having lots of credit cards. The reason I have the debt I do have is from medical bills for my dog. Also the inquiries I have are from when I was getting quotes to lower my car insurance.Other then that I am a stay at home and watch a movie kind of girl. Drive the same car for years. And put your max into your 401k each month.Now since I want to consolidate the debt I do have and put my score back where it should be I thought Lending Club would be the good way to go. Get a manageable loan, and improve my credit score. While I am new to Lending Club, I do have a paid off loan with Prosper, it was some of the lenders there way back who said Lending Club was a better way to go. I also want to add I am a renter, but in South Florida that's a good thing right now. I have lived in the same house for almost four years and don't have an overpriced house to worry about. Thank you for taking the time to look at my listing. Have a great day.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,994.00	Public Records On File:	0
Revolving Line Utilization:	75.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Since Prosper has reopened, why don't you get your loan there? Regards; Art	I went with Lending club because not only does it have better rates. After I paid off my Prosper loan, I sent an email to everyone who bid on me thanking them. I got a large response back from people who thanked me and that they had bad luck with Prosper and switched to Lending Club, they said it had better rates for consumers and less delinquencies for lenders. That and Prosper just came out of the quiet period so I thought it would be easier to go with Lending Club.

Member Payment Dependent Notes Series 427721

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427721	$8,000	$8,000	9.32%	1.00%	July 28, 2009	July 30, 2012	July 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427721. Member loan 427721 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Hospital de Clinicas Caracas	Debt-to-income ratio:	16.80%
Length of employment:	20 years	Location:	Rocky River, OH

Home town:	Tachira
Current & past employers:	Hospital de Clinicas Caracas
Education:

This borrower member posted the following loan description, which has not been verified:

My son is in his last year of Medical School and he needs some help with some of the unforeseen costs that incur along the way. These costs include travel for residency programs, travel for his board exams which are only given in 5 cities in the country, and cost for medical board exam preparations. He also had to repair his vehicle recently and this was an unexpected set back for him. I am hoping to help him out at this crucial time in his career development.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,590.00	Public Records On File:	0
Revolving Line Utilization:	25.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427725

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427725	$6,800	$6,800	12.53%	1.00%	July 23, 2009	July 30, 2012	July 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427725. Member loan 427725 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Harrahs Entertainment	Debt-to-income ratio:	4.10%
Length of employment:	3 years	Location:	New Orleans, LA

Home town:	New Orleans
Current & past employers:	Harrahs Entertainment, United States Marine Corps
Education:	University Of New Orleans

This borrower member posted the following loan description, which has not been verified:

Hello, I am a New Orleans native, Hurricane Katrina Survivor.. The purpose of my loan request is to replace my roof and build a new fence which have not been repaired since the storm. I know your saying it's been almost four years... But things here have been moving slowly, but we will surely get there.. I have adequate equity in my home, a car that is paid off and I am financially stable. Repayment will not be a problem. I am also a combat war veteran (OOHH RAH) who proudly served my country. Thank you for reviewing my loan request.. Renior

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$155.00	Public Records On File:	0
Revolving Line Utilization:	1.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
--You have (6) inquiries in the last 6 months. Please advise on what type of credit you have been applying for and how many of these applications turned into loans. --How much is your mortgage, property taxes, insurance, and any applicable home owner???s association fees? --Describe your profession. --Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. Thanks!	Thanks for your question.. The inquiries were mostly for my home refinance through a few mortgage lenders (getting the best rate).... My entire PITI payment is $1441.72, which recently shows as a new home loan on my credit file... And paying the old loan off.. I do not pay HOA fees in my subdivision. I am a professional poker dealer at the biggest and best land based casino in the south and business is strong. I have approximately 15k in liquid assets. Thanks again for your question and I hope this answers all of your questions..

Member Payment Dependent Notes Series 427779

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427779	$15,000	$15,000	11.58%	1.00%	July 24, 2009	July 30, 2012	July 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427779. Member loan 427779 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	Univ of Colorado Boulder	Debt-to-income ratio:	10.22%
Length of employment:	11 years 4 months	Location:	BOULDER, CO

Home town:
Current & past employers:	Univ of Colorado Boulder, Texas Department of Health
Education:	CSU Sacramento, University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

I have accumulated debt on 2 credit cards. I would like to move some of the debt to a personal loan with fixed terms so as to pay off the loan in a fixed period of time rather than simply paying the minimum payment every month forever. The terms are changing for this particular credit card that I want to pay off so eventhough the rate is very low, the minimum payment will be raised by more than 250% which is beyond my current budget. I've paid my bills every month on time for all credit cards and am happy to move this to a different situation so as to get this debt paid down for good. Thanks for your interest.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,877.00	Public Records On File:	0
Revolving Line Utilization:	54.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have a few questions. How long have you been paying your mortgage? What is your monthly income and other monthly debts? Do you have an savings or investments? Are you the only person contributing to the household finances?	I've been paying my mortgage for 5 years. I am the only person contributing to the household finances.
How did you acquire the credit card debit and what plan do you have in place to prevent it from reoccurring?	I began acquiring the debt while reestablishing my household and my life when my marriage ended 6 years ago. Prior to my divorce, my husband and I had no credit card debt as we paid off our balances every month. My plan is to not rely on credit cards to make ends meet. The balance that I am wanting to transfer to a personal loan was actually a series of low interest checks which is an attractive way to finance things as the rate remains low for the life of the balance. However, the minimum balance is being raised significantly (250%) so I need to find a different way of paying off the balance even if it means paying a higher interest rate.
what's your occupation please?	I work in academia.

Member Payment Dependent Notes Series 427810

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427810	$21,000	$21,000	17.26%	1.00%	July 27, 2009	July 30, 2012	July 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427810. Member loan 427810 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Bank of America Corp.	Debt-to-income ratio:	13.38%
Length of employment:	6 months	Location:	Dublin, CA

Home town:	Hayward
Current & past employers:	Bank of America Corp., ELOAN, Inc, Banco Popular, PeopleSoft, Fatbrain.com
Education:	Heald College at Hayward

This borrower member posted the following loan description, which has not been verified:

I'm writing to you as my last hope for a short term loan. I've tried the traditional way of lending but the banks are tight with their money and won't give me a personal loan. Last year I was hospitalized with a severe case of diverticulitis. It's an intestinal disorder and I had to have surgery to remove a foot of my intestine and I was unable to work for 6 months of the year while in recovery. Most of my savings was depleted during this time. On top of all this, when I returned to work in November I was notified the company I worked at for 7 years was closing effective December 31st, 2008. In January of 2009 I found a new job working for Bank of America. I'm currently employed with Bank of America, but my past bills have overwhelmed me and I'm having trouble keeping up. This $17,000 would help me get out of debt and move my life back in the right direction. I recently moved into my brothers home with an agreement I won't have to pay any rent for 1 year. I plan on paying back this loan within 12 months if not sooner and it's a top priority of mine. I've been financially stable my entire life until this unexpected turn of events. I'm a firm believer in "paying it forward" and once I'm able to get back on my feet and save some money I plan on using this website to help others in similar situations like mine. This $17,000 would put me in a position to change my life and help others change their lives as well in the future. I have a full time job and work 40 hours per week. My health has returned and I'm fully functional with no issues at this time. I have a detailed plan and by moving in with my brother and saving the $1,700 per month I was paying in rent/utilities I should be able to pay this loan back very fast. Sometimes life throws curveballs at you and you need to adjust and make changes otherwise you'll end up striking out. I'm making the changes now, but need some short term assistance to get me over the hump. Thank you in advance for any help you can assist me with. It's greatly appreciated and I will be forever grateful there are good people with good intentions in our world today.

A credit bureau reported the following information about this borrower member on July 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	15	Months Since Last Delinquency:	22
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I'm sorry to hear you had to deal with serious medical issues. I plan to fund part of your loan, but wanted to ask one question: in your loan description you mention $17,000, but your loan amount shows as $21,000 -- why the discrepancy?	Thank you for helping, it's really appreciated. I'm happy to be healthy again and grateful nothing more serious happened. To answer your question, when I signed up and it gave me the options of amounts I would qualify for I choose the $21,000 in case my loan didn't get fully funded. I read that if it gets partially funded you have the option of accepting whatever amount did get funded and thought if I chose $21k and it got 80% funded I'd be closer to the $17k I needed and I'm not sure how to adjust it after signing up because there's no way to edit it. Sorry for the confussion, hope this answers your question.
Sorry to hear. We'll help out for sure. But can you tell us a bit about what your job security is after the operation and how you plan to cover this loan?	My job security and health are great right now. I'm fully recovered and shouldn't have any problems in the future. I just had my 1 year checkup last month to confirm there are no further health problems. I'm currently employed with Bank of America and working full time with benefits. We are expanding our office so job security is very good. I plan on paying back the loan each month with my salary (which has been verified by Lending Club already) and as noted in my description I've moved in with my brother rent free for 1 year so I plan on paying more then the minimum payment each month. Hope this helps answer your questions. Thank you for your assistance. It's people like you and the others that have already committed to funding my loan that keep me believing in the good in people!
After reading ur story, I gladly ponied up some funds. Not only have u had LC verify ur salary&credit , u have forthrightly described ur medical issues. U r one of the reasons I support people-to-people lending. Good luck!	Hi Ocean714 Thank you very much for helping me! The experience I've had with Lending Club and all the people that have contributed to my funding has been very positive. I'm very thankful that such a platform has been created and believe the future for Lending Club and it's borrowers/investors will be very bright! I've been personally spreading the word to all my friends and family about the great experience I've had and I'm positive that more and more people are going to start lending and borrowing money this way! Thank you again for your support and I want to personally thank everyone that's contributed already as well! It truely is a life changing event that wouldn't be possible without all of you!
Hello, congrats on fighting through your case of diverticulitis. This type of infection is devastating! I have a couple of questions on your finances. The credit profile lists 3 delinquencies withing the last 2 years. I'm assuming these are due to your illness? How come you didn't put any debt on credit cards? It seems you have 5 open credit lines, with no debt on any of them? Maybe you did, but recently paid them off? Thank you.	Hi Liran - Thank you for your concern. I never heard of diverticulitis before being diagnosed, but after having it and doing my research, it's more common that most think. It typically happens later in life, but mine happened early, which in a way was lucky because it's easier to recover! The delinquencies did happen while I was sick. I had started to use my credit cards because I had low interest rate, but I missed a payment while in the hospital and my credit card minimum payments tripled. At the time I had some money saved up in the bank and used it to payoff the credit cards to lower my overall payments per month. Now I just have the medical bills, but with all your help, this money is going to pay those off and allow me to be debt free with only one fixed payment per month! Thank you for your assistance.
Glad to hear that you're all better now. Can you explain the delinquencies?	Hi Spoonfed-1 - Thank you as well for your support! They happened while I was in the hospital and I missed 2 bills because someone else was handling all my finances for me and I forgot to tell them about the bills. The third was a mistake because medical was supposed to pay for a $50.00 ambulance ride, but didn't pay it. I got the bill 3 months later from a collection agency and I paid it, but it was still considered late.
You've now passed $17,000 (glad I could help!) - what do you plan to do with the extra? Pay it back immediately? Use it to start an emergency fund?	Hi Faerievert - Thank you for your support! To answer your question I'm kind of like "Wow", I really didn't expect this to happen. Now that I've hit my goal I think I'm going to take your advice and plan on keeping the extra as emergency, but I'll be paying more then the minimum payment each month so assuming things go well I'll most likely pay it back pretty quick. I really want to pay it back within 12 months so that's my overall goal. Thank you again to everyone, I'm kind of shocked that I've received this kind of support, and when I thank you all I truely mean every word of it!

Member Payment Dependent Notes Series 427893

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427893	$4,000	$4,000	7.68%	1.00%	July 23, 2009	August 4, 2012	August 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427893. Member loan 427893 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Simon and Schuster	Debt-to-income ratio:	17.06%
Length of employment:	9 years	Location:	CHERRY HILL, NJ

Home town:	Philadelphia
Current & past employers:	Simon and Schuster
Education:	Saint Joseph's University, Rutgers University at Camden

This borrower member posted the following loan description, which has not been verified:

My credit score on the 3 reporting agencies are 790, 800, and 810.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,950.00	Public Records On File:	0
Revolving Line Utilization:	18.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. What types of debts do you wish to consolidate? And, have you already found a home you would like to purchase? Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform at Simon and Schuster? Do you have a savings account or any other kind of emergency fund? And if so, how many months of total living expenses will it cover? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I appreciate your inquiry StocksMan, now to answer your questions: 1) The main purpose of my loan request is to pay off one of my high interest credit cards, roughly 3K. 2) I have not found a home yet, but I am working with a realtor and spoke with her lender. I have found several homes within my search criteria so I beleive if everything works according to plan, I hope to have a new home by Dec 09. 3) Other outstanding debts include: (a) credit card w/ 3.8K balance (b) car loan w/ 16K balance (c) student loan 16K balance 4) At Simon & Schuster I am a Senior Financial Services Rep. I am responsible for the credit and collections of the largest portfolio the company has (total A/R 80M+). Most of my daily activities revolve around Account Receivable maintenance and reporting. 4) I do have a savings and a 401K account, that should cover living expenses for roughly 4-6 months. 5) Yes I would have no problem with verifying my income with Lending Club. Thanks

Member Payment Dependent Notes Series 427918

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427918	$8,000	$8,000	11.89%	1.00%	July 23, 2009	July 30, 2012	July 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427918. Member loan 427918 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	CaesarStone Projects	Debt-to-income ratio:	8.46%
Length of employment:	2 months	Location:	Sherman Oaks, CA

Home town:	Waunakee
Current & past employers:	CaesarStone Projects, The DVD Group, Inc.
Education:	The Sanford Meisner Center

This borrower member posted the following loan description, which has not been verified:

Hello! I am looking to consolidate my debt and pay it off at a better interest rate. I have a good credit score, I always make my payments, I have a steady job, and I just want to move forward in my life without this debt over my head! Thanks so much for your help.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,326.00	Public Records On File:	0
Revolving Line Utilization:	75.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - I see you have been at your current job for 2 months. What is it that you do there and what was your previous job? Regards; Art	Hi! Great question. My current job is working as a product coordinator for CaesarStone. We manufacture and distribute quartz surfaces for countertops. It's a surface that has the best of both granite and solid surfaces, and it's environmentally friendly. I work coordinating with projects all around the country for apartment buildings, hotels, condos, assisted living, army bases, and the like. Previously I was working with a DVD Production Company as a production assistant. They put together the behind-the-scenes footage and packaging for movies and tv. (I only left because they moved locations).

Member Payment Dependent Notes Series 427928

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427928	$1,800	$1,800	12.21%	1.00%	July 22, 2009	July 31, 2012	July 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427928. Member loan 427928 was requested on July 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	General Dynamics	Debt-to-income ratio:	19.82%
Length of employment:	2 years 4 months	Location:	JOSHUA TREE, CA

Home town:	Glasgow
Current & past employers:	General Dynamics
Education:

This borrower member posted the following loan description, which has not been verified:

The purpose of the loan is nothing more then to help me get into a rental home. I am currently going through a divorce.

A credit bureau reported the following information about this borrower member on July 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,854.00	Public Records On File:	0
Revolving Line Utilization:	96.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Given that you have a relatively good income, how did you incur nearly $17,000 of debt?	It was due to my wife, whom I am now divorcing, who didnt have a job for awhile and some bills needed to be paid via credit card.
Please address the following questions: --Do you expect to pay child support, separate maintenance, or alimony? If yes, how much? --What will be your housing situation after the divorce and how much a month do you expect to pay for rent or if you are retaining the home, how much are the mortgage pmt, taxes, insurance, hoa fees? --What will be your housing situation after the divorce and how much a month do you expect to pay for rent or if you are retaining the home, how much are the mortgage pmt, taxes, insurance, hoa fees? --How much will you have in liquid assets (investment accts, bank accts) and retirement accts after the divorce (please indicate the amount of liquid assets and the amt of retirement accts separately)? --Do you expect to have to take on any debts stemming from the divorce that are not reporting on your credit report? --Describe your profession...is all income base salary? Thanks!	No I will not be paying my soon to be Ex Wife anything. I am staying with friends at the moment and am not required to pay rent or utilities. I assist in groceries as needed. In a nut shell for the finances I will be needing to pay out about 1200 am month, and I make actual take home 3500. No assets are contested and what is mine is mine and what is hers is hers. Everything in the 1200 is the split of finances and debt. That also includes 1/2 the mortgage until the house is sold. She is still residing there until it is sold. As for my profession I can not disclose details due to what I do.. However it is Information Technology based. Yes, 60k is my base salary. Actually take home is 3500 a month or about 42k a year.

Member Payment Dependent Notes Series 427979

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427979	$10,000	$10,000	13.16%	1.00%	July 28, 2009	July 30, 2012	July 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427979. Member loan 427979 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Sovereign Bank	Debt-to-income ratio:	15.47%
Length of employment:	1 year 5 months	Location:	medford, MA

Home town:	Virginia Beach
Current & past employers:	Sovereign Bank, Wachovia Bank
Education:	Central Florida Community College

This borrower member posted the following loan description, which has not been verified:

While starting out in the professional world at 18, I began receiving credit card offers left and right claiming 0.00% - 8.25% interest rates. These rates and the idea of "building credit" looked so attractive that I took the bait; HOOK, LINE, AND SINKER! As you can see, those credit card rates rose; but not before my balance did. I am a 24 year old female working at Sovereign Bank as a Small Business Banker. My base salary is 46,000.00 annually. I have never been late on ANY bill, ever, and have been out on my own since I was 18. I have been very disciplined when it comes to my finances, the only mistake I have made is choosing the credit cards with high interest rates and digging a financial hole for myself. I'm ready to get out of it, but I need your help: Assuming minimum payments: 256.00 but who wants to just pay interest? Monthly net income: $2700.00 Monthly expenses: Housing: $ 0 - live with fiance Insurance: $ 100.00 (geico car ins premium) Car expenses: $ 174.00 Utilities: $250 Credit cards and other loans: zero, excluding proposed loan

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,351.00	Public Records On File:	0
Revolving Line Utilization:	33.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you describe your credit card debt a little more? The amount you are requesting doesn't match the revolving debt shown in your profile. Regards; Art	2,900.00 (BOA) and 2,500.00 (chase) 1,600.00 (Gap Visa), Airline Charge Card 900.00 and a medical charge card (dental insurance didnt cover my wisdom teeth extraction last year) 1400.00. I have store charge cards open with zero balances that I opened when I first started building my credit history. I will be keeping one credit card and the oldest charge card (zero balance on both) and closing the rest.

Member Payment Dependent Notes Series 427989

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427989	$8,000	$8,000	14.42%	1.00%	July 28, 2009	July 30, 2012	July 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427989. Member loan 427989 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Open Access, Inc.	Debt-to-income ratio:	7.00%
Length of employment:	1 year	Location:	East Northport, NY

Home town:	Syosset
Current & past employers:	Open Access, Inc.
Education:	Commack High School, Wilson Technical School, Suffolk Community College

This borrower member posted the following loan description, which has not been verified:

I will be using this money to pay off 2 Credit Cards that have Adjustable Interest Rates. I want a fixed schedule on reducing my debt. Thats why I am looking for a Loan. I have worked full time since I have been out of High School and never been late paying any debts. Credit Cards or Vehicle Loans. I currently work for a Utility Company which is not really affected by the recession. I have a strong ability to repay my debts.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,867.00	Public Records On File:	0
Revolving Line Utilization:	57.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
hi, can you list what your monthly financial obligations are as well as the amounts? can you also contact lending club to get your income verified? thanks!	Financial Obligations Listed Below: Credit Card Payments Total (Avg. Paying more than minimum) - $450 Live with Relatives - $200-450 Monthly Other Expenses including Car Insurance, food, fuel etc. Monthly Avg. - $1000 No other Loans or Leases. I will be sending my financial information to Lending Club on Monday to Verify. Thanks
I'm interested in your loan request and I have a few questions. How did you come about such a high amount of revolving debt? Do you have plan in place to prevent this from happening again, especially now when credit card companies are charge nasty rates and requiring huge monthly payments?	Hello, I aquired this debt about 3 years ago when I changed jobs and was not making as much as I do now. I Had to Travel a lot and most of my expenses was on fuel costs. My Plan is to Get a Loan at a Fixed Rate and close out the two credit cards with High rates. I no longer want multiple lines of credit. 1-2 Cards at most. Thank you for your considering my loan request.

Member Payment Dependent Notes Series 428080

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428080	$5,000	$5,000	15.05%	1.00%	July 22, 2009	July 31, 2012	July 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428080. Member loan 428080 was requested on July 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Jurystaff, Inc	Debt-to-income ratio:	14.04%
Length of employment:	5 years 1 month	Location:	Philadelphia, PA

Home town:	Philadelphia
Current & past employers:	Jurystaff, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Hi everyone. Thanks for viewing my post. The purpose of this loan is to increase my down payment on a property I want to purchase. My situation is this - I am a part-time furniture maker and full time accountant. I currently rent an apartment with my wife and also a studio space for my shop, at $1200 per month rent each. The building I'd like to purchase is arranged so I can have my shop and my home in one place, which has always been a dream of mine. I'm a good candidate for this loan because I am current with all my debt and have a very stable job. I've also borrowed through Lending Club in the past and paid in full early. My credit score may be a little low, due to opening several new accounts to get my furniture business going, but my income from the business alone more than covers my expenses. Thanks for you time!

A credit bureau reported the following information about this borrower member on July 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	44
Revolving Credit Balance:	$9,952.00	Public Records On File:	0
Revolving Line Utilization:	97.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 428085

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428085	$8,500	$8,500	12.21%	1.00%	July 24, 2009	July 31, 2012	July 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428085. Member loan 428085 was requested on July 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Environ-Civil Engineering	Debt-to-income ratio:	9.18%
Length of employment:	3 years	Location:	Laurel, MD

Home town:	Hyderabad
Current & past employers:	Environ-Civil Engineering, Livingston Associates PC
Education:	Tulane University of Louisiana

This borrower member posted the following loan description, which has not been verified:

I have four credit cards with relatively small balances totaling around 8500 dollars. I am currently using the snowball method to payoff my credit cards and trying to findout ways by which i can payoff the debt at a lower interest rate. I have paid all of my accounts on time and have no collection accounts or negative public records on my credit report.

A credit bureau reported the following information about this borrower member on July 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,283.00	Public Records On File:	0
Revolving Line Utilization:	72.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform at Environ-Civil Engineering? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I don't have any student loans. I received a tuition scholarship for my masters at Tulane University. I have a car loan since Nov 05 and have never missed a payment on that. I plan to pay it off over the next two years. My job as an environmental engineer with Environ-Civil engineering involves designing water and wastewater treatment systems, pumping stations, hydraulic modeling, construction inspections and monitoring. Please visit our website www.ece-ltd.com if you want more information on the type of work we do. I don't have a savings account but I do have an emergency fund. Iam willing to verify my income with Lending Club. I will contact lending club to find out how. Thanks for your interest. I hope you fund my loan.
OW MANY PEOPLE DOES Environ-Civil Engineering EMPLOY ? THANKS	We are a small business firm. We have less than 10 employees. Thanks for your interest. I hope you fund my load. Feel free to contact me if you have more questions.

Member Payment Dependent Notes Series 428096

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428096	$8,000	$8,000	12.84%	1.00%	July 28, 2009	July 31, 2012	July 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428096. Member loan 428096 was requested on July 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	n/a	Debt-to-income ratio:	8.32%
Length of employment:	n/a	Location:	Blue Bell, PA

Home town:
Current & past employers:
Education:	Arcadia University

This borrower member posted the following loan description, which has not been verified:

Young professional who needs to pay down debt acquired from college.

A credit bureau reported the following information about this borrower member on July 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,572.00	Public Records On File:	0
Revolving Line Utilization:	76.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi DKozick, Please provide some insights on your position, employer & length with employer. Thanks.	I work in marketing as a copywriter for a private equity financing firm. I have been at this position since college for almost 2 years now.
Could you share your work situation with potential lenders. The additional information may speed the borrowing process for you. Good luck with your loan	I work in marketing as a copywriter at a private equity financing firm. I have been at this position since college for almost 2 years now.

Member Payment Dependent Notes Series 428121

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428121	$8,400	$8,400	12.84%	1.00%	July 28, 2009	July 31, 2012	July 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428121. Member loan 428121 was requested on July 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,750 / month
Current employer:	City College of San Francisco	Debt-to-income ratio:	0.39%
Length of employment:	5 years 6 months	Location:	San ANselmo, CA

Home town:	Hammond
Current & past employers:	City College of San Francisco
Education:	Northwestern University

This borrower member posted the following loan description, which has not been verified:

I purchased a house; "the worst house in the best neighborhood". It looks like the Brady Bunch house. I'd like to immediately remodel the kitchen and two bathrooms. Believe it or not all three rooms are carpeted (yes wall-to-wall carpeting in the kitchen and bathrooms)!! I am a college dean with an excellent income and I am a prudent user of credit. I thank you all for your consideration.

A credit bureau reported the following information about this borrower member on July 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1987	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	50
Revolving Credit Balance:	$5,714.00	Public Records On File:	0
Revolving Line Utilization:	28.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Tell us about your current debt and it's interest rate.	Thank you for your question. My biggest current debt in my new house (650K) at 5.25%. I have a small balance on AMEX 2.5K at 14.75% and 1.1K on Captail One 15%. No car loan etc.
I have interest in helping to fund your loan. Please answer the following questions: --How much is your mortgage payment, home equity loan payment (if applicable), property taxes, insurance, and any applicable home owner???s association fees? --What was the purchase prince of your home and how much was your down payment? --What is the estimate of the total cost of your remodel? --Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. Thanks!	Thank you for your question. PITI = 4.8K per month. The total loan = 650K, i put 3.5% down. The total bathrooms and kintchen portion of the remodel will = $18K. My savings = $35K. No car loan very small crediti card balances. Thanks!
hi, i'd like to fund your loan. can you get your income verified by contacting lending club? thanks!	Hell, thank you for your question and support. Lending Club did contact me regarding verification of income. I provided them with the Human Resources telephone number and contact information. Hopfully they will verify this information and let the lenders know it was verified. Thanks again!
I'll be honest, the Society of HR pulled me in.....I am working towards my SHRM.....	Study hard and good luck! It will be an accomplisment you'rr be proud of!

Member Payment Dependent Notes Series 428179

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428179	$3,500	$3,500	14.42%	1.00%	July 27, 2009	August 1, 2012	August 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428179. Member loan 428179 was requested on July 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$2,297 / month
Current employer:	University of Utah	Debt-to-income ratio:	14.67%
Length of employment:	1 year	Location:	Davis, CA

Home town:	Visalia
Current & past employers:	University of Utah, University of California, Davis
Education:	University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

To Whom It May Concern: I am a re-entry student with four children; ages ranging from twenty-year-old to eight-years-old. I returned to school late in life. After my divorce, I decided to return to school establish a secure economic future. I initially decided to obtain a baccalaureate however, I re-discovered my love for learning and decided to apply to graduate school. I live in California and was recently accepted to the University of Utah in Salt Lake City, hence my move to Utah. I took a year off from school to study for graduate school and law school admission exams. I plan on attending law school after I complete a master's degree. The University of Utah was my first choice however, I thought I was not competitive enough (i.e. smart enough) for their program. Well after reading my admissions letter, I knew I would move. However, during that time I did not save money to move because I did not anticipate moving. The moving expenses are as follows: a moving truck, first month's rent and deposit, and household expenses during the first month of school. This is my last resort...I have to vacate my apartment by August 1st. Currently I am on a fixed income. However, I have been granted a teaching assistant job at the graduate school in Utah.

A credit bureau reported the following information about this borrower member on July 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	22
Revolving Credit Balance:	$10,455.00	Public Records On File:	0
Revolving Line Utilization:	95.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 428231

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428231	$16,000	$16,000	10.95%	1.00%	July 28, 2009	August 1, 2012	August 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428231. Member loan 428231 was requested on July 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Dept. of Economic Development	Debt-to-income ratio:	17.00%
Length of employment:	5 years 2 months	Location:	HOLTS SUMMIT, MO

Home town:
Current & past employers:	Dept. of Economic Development, Market Facts
Education:	SMS

This borrower member posted the following loan description, which has not been verified:

I want to pay off credit card debts due to a variable APR rate. To get rid of debt, I need a fixed interest rate and time frame of payment, so that I know for sure 1. certain amount I have to pay each month and 2. certain period of time for payment to get rid of it. This is the wise choice eventhough I put a good amount every month for my retirement but it's not worth if I still have debt. So, all the money borrowed will go directly to my credit card issuers, so that I don't have to worry about variable payment. I would also like you to deduce money from my account automatically every month. That way, I don't have to mess or deal with signing up on line and transferring money to your account or writing a check. Thanks,

A credit bureau reported the following information about this borrower member on July 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,850.00	Public Records On File:	0
Revolving Line Utilization:	7.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have your income verified. This will encourage lenders.	Thanks for your tip.
Dept. of Economic Development FOR STATE, LOCAL, FEDERAL ? ARE YOU A MEMBER OF A UNION - (BETTER JOB PROTECTION ) THANKS	State but it's fed. funded, thks
Your credit history shows $1,850 in revolving balance yet you???re looking for $16K to pay off credit card debt. Is there additional CC debt not showing or do you plan on using the funds for something in addition to the CC debt?	Sorry for a late reply. I was out of town for couple days. My partner opened an account for home improvement last year and added me to another account holder. This might be why it didn't show up. We did several home improvement projects for our house and got a 0% balance. Now, it's variable rate and I'm skeptical after reading a horrible story from Consumer Reports. I like to be in control and know exactly what I'm paying for, how much, and when will I pay them off. Luckily, I don't have other debts beside mortgage and cc. We have no dependent and we share mortgage payment & household bills. My partner has student loan that he needs to take care on his own, so I'm agreeing to pay off this home improvement debt. At first, we were thinking about getting home equity loan but we like to try this innovative idea of lending and borrowing. Another pro is that it's a short term loan in which I like most and our mortgage will be paid off in about 8 years so we tell ourselves not to add any more debts into it.

Member Payment Dependent Notes Series 428292

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428292	$8,000	$8,000	11.26%	1.00%	July 28, 2009	August 1, 2012	August 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428292. Member loan 428292 was requested on July 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Original Media	Debt-to-income ratio:	4.46%
Length of employment:	3 years	Location:	New York, NY

Home town:	New York
Current & past employers:	Original Media
Education:	Indiana University-Bloomington

This borrower member posted the following loan description, which has not been verified:

I would like to take a loan for several reasons. Recently my father passed abruptly and now i am finding on myself on my own. I have inherited his new york city apartment so the loan would just be temporary until I can sell his estate.

A credit bureau reported the following information about this borrower member on July 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,824.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Can you verify your income with Lending Club? Thanks	i sent them the paperwork yeasterday.
Can you provide a breakdown of your monthly expenses please? Can you also indicate if this reflects the new expenses related to the aparment you inherited? Thank you	my monthly expenses include my rent and utilities, which come out to about $1700. The monthly maintenance fee for the apartment that I have inherited is currently paid for by older brother.

Member Payment Dependent Notes Series 428321

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428321	$12,000	$12,000	9.63%	1.00%	July 27, 2009	August 4, 2012	August 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428321. Member loan 428321 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	ESAPCO	Debt-to-income ratio:	11.76%
Length of employment:	1 year 6 months	Location:	Wethersfield, CT

Home town:	Derby
Current & past employers:	ESAPCO, Self employed
Education:

This borrower member posted the following loan description, which has not been verified:

Just looking to consolidate some debt..

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$54,707.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit is $54K but requesting only $12K for consolidation. What about the interest rate on the remaining amount?	I am just looking to pay off one Citibank card with an absurd rate... Apparently, I am to blame for their customers that do not pay on time or at all. I have closed my account and am paying them off since they refuse to lower my rate..
Hi, just what does ESAPCO stand for ??and your position. Also the dept that you want to consolidate is it for your business or personal.	Engineering services and products company. National account manager.. One high interest rate credit card with Citibank (personal).

Member Payment Dependent Notes Series 428460

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428460	$10,000	$10,000	9.63%	1.00%	July 22, 2009	August 2, 2012	August 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428460. Member loan 428460 was requested on July 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Schering-Plough	Debt-to-income ratio:	13.79%
Length of employment:	9 months	Location:	Cranford, NJ

Home town:	Kennebunk
Current & past employers:	Schering-Plough, KPMG LLP, Office Depot
Education:	Muhlenberg College

This borrower member posted the following loan description, which has not been verified:

I have been carrying some debt on 0% APR credit cards but am making an effort to pay off these balances and clean up my balance sheet. This fixed loan will force me to pay down this balance over the next 3 years. I have positive cash flows and sufficient investments to cover my debt but don't want to pull money from my investment accounts as I believe my returns in the market will be greater than my cost of borrowing here on lending club. You can be assured that I will pay off this balance and provide you with a safe return on your investment in me. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on July 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,027.00	Public Records On File:	0
Revolving Line Utilization:	17.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm just wondering, if the debts are currently on a 0% interest credit card, why would you apply for a loan here at a higher interest rate rather than just apply the payment directly to the CC?	Good question, I believe that in the short term my equity investments will have a greater rate of return than that which I will pay on this loan.

Member Payment Dependent Notes Series 428469

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428469	$5,900	$5,900	9.32%	1.00%	July 23, 2009	August 4, 2012	August 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428469. Member loan 428469 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	JV Henik Inc	Debt-to-income ratio:	5.07%
Length of employment:	5 years 6 months	Location:	Rolling Meadows, IL

Home town:	Decatur
Current & past employers:	JV Henik Inc, Raymond Professional Group Inc
Education:	Southern Illinois University-Carbondale

This borrower member posted the following loan description, which has not been verified:

This is a personal loan that will consolidate credit cards at a lower rate and will finance a small vacation.

A credit bureau reported the following information about this borrower member on July 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	51
Revolving Credit Balance:	$4,499.00	Public Records On File:	0
Revolving Line Utilization:	17.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform at JV Henik Inc.? Do you have a savings account or any other kind of emergency fund? And if so, how many months of total living expenses will it cover? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	1. No car loan. I have $17,000 in student loans. 2. I provide structural engineering drawings and calculations and project management. 3. I have 3 months of living expenses in savings. 4. I would be able to verify this but do not have a scanned recent paystub ready immediately.
Can you please provide some detail and background on the delinquency noted from 51 months ago? Thanks you.	I think you are referring to a hospital bill which was in dispute with my health insurance. This bill went to my credit record but was later paid.

Member Payment Dependent Notes Series 428527

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428527	$5,000	$5,000	14.11%	1.00%	July 27, 2009	August 2, 2012	August 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428527. Member loan 428527 was requested on July 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	American Arbitration Association	Debt-to-income ratio:	16.87%
Length of employment:	5 years 2 months	Location:	Garland, TX

Home town:	Dallas
Current & past employers:	American Arbitration Association, Dallas Observer
Education:	Richland Community College

This borrower member posted the following loan description, which has not been verified:

Despite having a manageable balance on one card, and completely paying off the other every month, Chase closed my credit account due to business. I am looking to consolidate all debt into one account at a better rate.

A credit bureau reported the following information about this borrower member on July 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	78
Revolving Credit Balance:	$2,488.00	Public Records On File:	0
Revolving Line Utilization:	62.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your mortgage including Taxes&Insurance? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	Thanks for the questions. My monthly mortgage is $709 on a house we own. (My wife and I separate finances, so I am responsible for 1/2 the amount) We pay an extra $200 per month to get this paid down from our 30 yr. mortgage. (We have lived here for 8 years) On gas, I spend roughly $140 per month. Anything above this is reimbursed by my company. I no longer have a gym membership and my cell bill is $85 per month. (AT&T; iPhone) I have a college degree and do not wish to pursue a graduate. I have been employed at the same job for over 5 years and am completely secure in my position with opportunities to advance. Basically, I am looking to eliminate my credit card debt at a better rate than what if being offered to me. Combined, I have over $100K per year in household income and do not anticipate any problems in making timely monthly payments. My monthly expenses are about 60% of my personal take home. I have a money market and savings account to fall back on if needed. (As well as a 403B since I work at a not-for-profit) Hopefully this gives you a better idea of my situation. Let me know if you need clarification. Thanks!

Member Payment Dependent Notes Series 428529

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428529	$15,000	$15,000	11.58%	1.00%	July 27, 2009	August 2, 2012	August 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428529. Member loan 428529 was requested on July 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,167 / month
Current employer:	Tenet Healthcare Corp.	Debt-to-income ratio:	4.34%
Length of employment:	4 years 7 months	Location:	Fort Lauderdale, FL

Home town:	Ft. Thomas
Current & past employers:	Tenet Healthcare Corp.
Education:	Florida Atlantic University, Eastern Kentucky University

This borrower member posted the following loan description, which has not been verified:

Hello. I would like to use this this loan towards a down payment on my first home. I am 51 and have never owned my own home. I have been married for 26 years, and separated for 2 years. My husband would not include me on the title of the house after 26 years of marriage and 6 children. I was given horrific advice from the largest family law practice in Ft. Lauderdale. I was told it was alright to leave the house as I would receive half of everything from my husband since our marriage. Unfortunately, that is not the case in Florida. I would receive nothing and have to pay him about $150,000 in alimony because he is 75 years old and the law treats him as a stay at home mom. Hence, the reason I am still separated and not divorced. Three of my children are in college and I pay for the majority of it (2 are currently enrolled and 1 is applying to get her Master's in Physical Therapy). My husband contributes very little to the children. Sometimes I receive $200.00 - $300.00 every 3 or 4 months. The new government's home stimulus package that assists most first-time home buyers does not apply to me as I make more than $75,000 annually. I make about $120 K per year as a clinical quality manager. I had to pay IRS about $5,000.00 in 2008 and 2009. My rent is $2550.00 per month and I have a very good FICO score. I'd just like to put money towards a home instead of paying someone else's mortgage. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on July 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,410.00	Public Records On File:	0
Revolving Line Utilization:	20.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
hi, i'm interested in funding your loan but have a few questions: how much is the house you're looking to purchase and what will your mortgage look like? can you list all of the monthly payments you have to make, as well as how much you're paying for your kids' college tuition? thanks!	Hello NinjaLender. I apologize for the late reply. I answered your questions the first day, but for some reason was locked out. Thank you for your interest in assisting me. I'm not sure about the cost of the house, but feel that the $15,000 I'm requesting will not be enough for a house in Ft. Lauderdale as the cost of living is so high here. Anyway, I believe it will be about $400,000 for the size and location near the schools I plan to meet with a mortgage broker and see exactly how much of a house I can afford before I start actively looking. I hope that my mortgage payment will be about the same as my rent, 2550.00. Monthly payments are as follows: Rent 2,550.00 Electric 375.00 (avg) Comcast 149.00 (phone, cable, internet) Utilities 100.00 Credit cards x 2 - pay 500.00 per month, but minimums are way below that. Groceries $800-1,000 Cell phone - 220.00 (5 lines) College expenses - in the past I have paid 7-13,000 per year for the first 2 children. Last year I had them get loans and contributed much less - 3,000. I hope to pay the same in August 2009. One son has a tennis scholarship and academics as well. The other son has academics and has a job. Hopefully, they will both receive some type of loans to help out. Thank you so much for your consideration. I appreciate your thoughtfulness and your willingness to help me. There is hope that I will one day get out of this horrific mess. One of the attorney's accountants stated that I would be in financial ruin because of this....I refuse to believe it!
Woah. Tough situation here. I'd love to help out. Can you please elaborate on your job, how secure it is, and your hopes for career moves?	Hello Lending4Good. Yes, I've been told this is an "Oprah Story." I've been to 4 attorneys and they all say the same thing. My job is secure for the next several years as my company is under a CIA agreement for quality of care issues (occurred the yr before I was hired) and I survey all the hospitals for compliance. Also, our company is ahead of all other for-profit hospitals in quality of care and our team helped get them there so I don't think I'll be losing my job anytime soon. However, if i should be in that predicament, I manage 8 hospitals in the south florida area and the CEOs said anytime I was ready to leave the corporate world that they would have a position waiting for me. Unfortunately, there aren't too many layers between my position and the president/ceo of the company so if I made a move it would probably be to open my own consulting company, but not the best time to do that now. Thanks for your interest in helping me out. You'll never know how much your kindness means to me.

Member Payment Dependent Notes Series 428614

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428614	$15,000	$15,000	19.79%	1.00%	July 24, 2009	August 3, 2012	August 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428614. Member loan 428614 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$35,000 / month
Current employer:	Bank of America Corp.	Debt-to-income ratio:	8.76%
Length of employment:	2 years	Location:	Waxhaw, SC

Home town:	Charleston
Current & past employers:	Bank of America Corp., Capital One Financial, Johnson & Johnson, Bain and Co - Global Strategy Consultancy, IBM, Dow Chemical
Education:	The Wharton School, University of Pennsylvania - MBA Finance, Clemson University - BS EE

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: Wharton MBA with 20 years executive experience leading businesses for IBM, Dow Chemical, J&J, Capital One, Bain & Co and Bank of America. This loan will allow me to reserve the rights to build a second location for an MD Assisted Weight Loss franchise. I opened my first location 90 days ago (in Charleston, SC) and have been virtually sold out since Day 1. I have a group of investors for my first location and we are Cash Flow Positive this month - but cannot take money out of the business yet. Given that I have proven the profit potential of this business by rapidly getting to cash flow positive and creating a growing patient base of satisfied patients - I need additional capital immediately to lock up a second highly desirable market (based on demographics) where I have valuable contacts. Time is of the essence because there are a few folks evaluating that market and considering claiming the rights to develop it. In terms of loan alternatives - the market for unsecured credit lines is very tight right now, my Home's LTV is greater than 80% therefore a Home Equity Loan is not available and gaining an advance on our business' Credit Card transactions is far too expensive - therefore I figured I would try peer-to-peer lending and simply pass through the lending costs to my LLC. My financial situation: I am a good candidate for this loan because I earn +$400k W2'd income per year outside of this business, my employment and income are stable, I have one franchise location (where I am the 55% Majority Owner) that will be generating +$10k per month starting 4Q2009, and I have never been sued, arrested nor have I ever defaulted on any financial obligation in my life.

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	58	Months Since Last Delinquency:	69
Revolving Credit Balance:	$374,487.00	Public Records On File:	0
Revolving Line Utilization:	89.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the MD assisted weight loss process used in your franchise FDA approved? The reason I ask is that you mention MD assisted. Is this a national chain or a start up? Good luck!	This is a National Franchise - Medi-Weightloss Clinics (+60 Locations Nationwide and growing rapidly). I currently own the one listed on the website in Mount Pleasant, SC. The weight loss philosophy and approach is based on the foundational principals of the American Society of Bariatric Physicians and the primary drug that my Physicians or Nurse Practitioners prescribe is Phendimetrazine (FDA Approved since 1961). During the Franchises histoiry to-date - there have been "no episodes" with phendimetrazine per the Franchisor's Medical Director. There is nothing new or cutting edge about our program - except for the results. Our AVERAGE patient has lost +25 pounds in their first 60 days. That is counting every single patient and no data was excluded.
You have very impressive biz background. What in your opinion makes this such a good business in a recession? Is this recession proof, more or less?	Thank you for your compliment and your question. The 3 primary reasons I chose to open this business now despite the challenging business economy - are as follows: 1) Accelerating growth of Obesity - while demand for everything is contracting - obesity is accelerating at the fastest rate in history. 30% of SC is Obese (versus 12% 20 years ago), 25% of SC teenagers are Obese, 20% of SC pre-teens are Obese, and approximately 70% of those in SC are Overweight; 2) Speed at which other Medi Clinics achieved Cash Flow break-even was only 30-120 days, and 3) The other Clinics are mostly managed by physicians - and I saw numerous highly profitable ways to improve their profitability (and they were already making a lot of money) by applying things I learned in my business career. In regards to the business being "recession proof" - well - I would say that overall I tend to believe that all businesses face enormous challenges in this economic environment (including ours), but - the reasons that I believe this business will continue to thrive despite those challenges is due to the fact that first ??? 1) we have already achieved perhaps the most difficult milestone for a start-up - which is getting to cash flow positive and additionally - I feel really confident about our future prospects because 2) obesity is quickly becoming recognized as the #1 health problem in America as the increase in instances of most diseases/conditions can be traced to an increase in weight including - diabetes, cardiovascular disease, infertility, sleep apnea, gout, hypertension, fatigue, etc. - and therefore obesity is getting more and more attention. Last thing that gives me confidence in our future prospects despite the market is that Medi is ???The One That Works!??? ??? as the average patient in my Clinic in Mount Pleasant, SC on the program for 60 days has lost 25 pounds ??? and I feel as long as we deliver that level of patient success ??? we will continue to deliver financial success (and our financial books are proving that to be true).
Can you explain your last Delinquency in your credit? I know it was years ago, but it is the only thing that I need questions answered to in order for me to promote and support your listing.	It was an error on the Credit Report best I can tell. My wife is calling CITI, and the 3 Credit Unions (Experian, TransUnion and Equifax) to investigate today - as she does not believe we had a delinquency at that time (as I just pulled the credit report to see what it was that had reported as delinquent and curiously enough they CITI reported on-time every month before and after - but they reported 60 days delinquent on that one month they reported us delinquent - which bolsters my confidence that is was indeed an error). The only missed payment I have ever had (and the only one ever reported on my Credit Report - except for the one above that I believe is in error) was when I moved to Australia for 4 months in 1999 (Consulting Engagement) and we missed a Best Buy payment due to just forgetting that debt. Back in 1999 when the Best Buy occured - my wife and I were not doing everything on-line and therefore our paper organization skills were not up to the challenge of handling two households in 2 countries. But I think the primary concern that you may want me to address besides some of the details above is regarding my ability and desire to pay those debts on time - and to answer that question/concern - I have never had a situation in my life where I did not have the funds in the bank to pay a debt on time - not ever. Please let me know if you would like additional details and/or documentation and I would be happy to provide.

Member Payment Dependent Notes Series 428646

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428646	$10,650	$10,650	11.58%	1.00%	July 24, 2009	August 3, 2012	August 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428646. Member loan 428646 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Becton Dickinson	Debt-to-income ratio:	9.25%
Length of employment:	4 years 7 months	Location:	Alcolu, SC

Home town:	Sumter
Current & past employers:	Becton Dickinson
Education:	Clemson University

This borrower member posted the following loan description, which has not been verified:

I plan to pay off 2 credit cards. The first one is Safe Federal Credit Union Visa for $7,143.27, and the second one is HSBC credit card for $10,595.32. I will close the cards that are being paid off if I am required to. I am not looking to take on new debt, I am trying to reduce the interest on the present debt I currently have.

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,808.00	Public Records On File:	0
Revolving Line Utilization:	58.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please provide the interest rates for the credit cards you are looking to consolidate? Also your revolving credit balance shows almost $18k, can you please give a summary of the remaining amount?	I have 2 credit cards. I wanted to combine 2 cards for a total of about 18K but after I submitted the information, they came back with an interest rate and payment that was just not worth doing, so I marked the lower loan amount and I want to pay off the one credit card instead. The 7K balance is at 7% the other balance is at 32%. The card holder said they did not post my payment until the day after the due date so they raised my rate and the payment went through the roof. I realize the rate on this loan request is around 13%, but it is much better than 32% and I will have it paid off in 3 years. I have agreed to close the credit card if I need to. I am not looking to add new debt, I am looking for the interest rate to be lower so i can get it paid off. Thanks for your questions. I hope that answers everything.
Could you give some information as to what your mortgage payments are? It seems that this loan alone would make your debt to income ratio 9%.	$1339.00 it the total mortgage payment. I just refinanced my mortgage. This payment includes my taxes and insurance. I refinanced only to lower the rate and payment. I did not take any equity out of my property. I am a supervisor at Becton Dickerson, where we produce medical supplies, needles, ect. I have a 99 Chev Lum with low miles and a 92 Chev Siv truck, both paid for. I only have the 2 cards and the house payment. I provided my base pay for this loan and did not include any overtime or bonus. My debt to income is about 40% using base pay only. I hope this answers your question.

Member Payment Dependent Notes Series 428666

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428666	$4,500	$4,500	13.79%	1.00%	July 27, 2009	August 3, 2012	August 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428666. Member loan 428666 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,918 / month
Current employer:	LCOR	Debt-to-income ratio:	18.83%
Length of employment:	1 year 4 months	Location:	capitol heights, MD

Home town:	Capitol Heights
Current & past employers:	LCOR, Computer Sciences Corporation, Equity Office Properties, PN Hoffman, Archstone-Smith Trust, Vornado Realty Trust
Education:	Bowie State University, William Paterson University of New Jersey

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to pay off high interest credit card debt. I have a steady job history and a part time job as well. Have been on good payment track within last couple of years with no lates at all. All bills are paid responsibly and on time! Credit card debt is the result of housing renovations.

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	40
Revolving Credit Balance:	$10,333.00	Public Records On File:	0
Revolving Line Utilization:	77.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
--How much is your mortgage payment, home equity loan payment (if applicable), property taxes, insurance, and any applicable home owner???s association fees? --Describe your profession. --How many years experience do you have in your current position? -- Is the income listed all base salary or does it include commission/bonus income? If get commissions/bonus, please advise of base salary and how much is from commissions/bonus. --Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. --Per your credit report, there is $10,333 in total rvr debts...please describer what will remain after this loan. Thanks!	My mortgage payment is $1600 with everything included and no hoa fees. I am in the property management profession and have been in that field for several years. The income comes from a base salary on a full time job and I also have a part time position for the purpose of paying down debt. The market value of my 401k is approx $500; I have just been allowed to join my current company's 401k plan. Saved liquid assets are approximately $700 . Following this loan, that would take the revolving debt down to about half or approx 5k. One credit card with a high interest rate will get paid off and another card will be approx 65% paid off.

Member Payment Dependent Notes Series 428673

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428673	$7,000	$7,000	12.53%	1.00%	July 28, 2009	August 3, 2012	August 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428673. Member loan 428673 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	The Pizza Kitchen LLC	Debt-to-income ratio:	6.64%
Length of employment:	5 years	Location:	TRENTON, NJ

Home town:
Current & past employers:	The Pizza Kitchen LLC
Education:	Mercer County Community College

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate high interest credit card rates into 1 lower payment. I have a very good credit history and I'm looking to capitalize on it by obtaining a loan and lowering the interest on debts from the past, therefore giving me a brighter future.

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	37
Revolving Credit Balance:	$11,391.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan, home equity loan or student loans? Can you give a short description of the type of work you perform at The Pizza Kitchen LLC? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hello, I have a vehicle lease which is $253 per month, no HE or student loans. I'm a managing partner at The Pizza Kitchen, LLC and oversee daily operations. I do have a savings, credit union, and Scottrade account as emergency funds. I'm also willing to verify income with the Lending Club. Thank you for your consideration.

Member Payment Dependent Notes Series 428803

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428803	$7,000	$7,000	17.90%	1.00%	July 28, 2009	August 4, 2012	August 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428803. Member loan 428803 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,733 / month
Current employer:	n/a	Debt-to-income ratio:	14.08%
Length of employment:	n/a	Location:	Bloomfield, NJ

Home town:	Bloomifled
Current & past employers:	Emerson
Education:	Rutgers University at Newark

This borrower member posted the following loan description, which has not been verified:

First let me introduce my business, we are Searchlight Comics based out of NJ. We are at the moment an internet only based company. We specialize in new and old comic books and new and old toys. We are a powerseller on ebay and a featured seller on Amazon. Our goal is to offer a wide selection of products at competitive prices. We are always on time with our bill payments and we have never been behind on any of them. We would like to consolidate 2 credit cards that have about $10,000 worth of debt. Most of the debt was accrued through expansion of the business by getting the necessary items to setup our warehouse. Also during the end of last year we needed to hire a team of workers to get our comic book library in order. This expended a lot of our working capital. But now we are getting bogged down with high interest rates. We also would like to purchase more inventories to be able to compete with the larger comic book and toy sellers. At the moment we have 60,000 comic books that we would like to expand to 200,000 and we have about 600 toys that we would like to expand to 2,000 to 3,000. If you have any further questions please feel free to ask.

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1983	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,760.00	Public Records On File:	0
Revolving Line Utilization:	82.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you list out the interest rates on the credit cards you are planning to consolidate?	The cards interest rates are 29.99% and 26.24. The total minimum monthly payments now are about $400. This would save me $150 a month(If had only paid the minimum).
How long have you been in business? Have you been able to break into the black yet? What are your current monthly expenses?	I have been in business for about 2 years. I have not broke the black yet. My bills are Rent $1250, Utilities $100, Payroll $1600, Payroll service $50, Payroll tax about $250 I think, Internet $65, Phone $100, Combined minimum credit card payments $400. What ate up most of my cash flow was trying to get the comics online. My programmer hasn't finished the automated program to list my comics on ebay. Also, I had hired 4 workers to grade, sort, and inventory the comics. But I came up with a quicker way and got rid of 3 of them. I only, of course, kept my fiance. I'm not behind on any of my bills or am I every late. I would just like a little cushion till the comics are listed. If you have any further questions please don't hesitate to ask.
Are you going to have any money left to pay this loan after all the other expenses?	Sure I am. I bring in money every week. I'm going to use this money to consolidate two credit cards. This is going to save me $100 a month in payments.

Member Payment Dependent Notes Series 428805

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428805	$3,000	$3,000	14.42%	1.00%	July 24, 2009	August 3, 2012	August 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428805. Member loan 428805 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	Superior Beverage Group	Debt-to-income ratio:	4.70%
Length of employment:	1 year 3 months	Location:	Columbus, OH

Home town:	Columbus
Current & past employers:	Superior Beverage Group, Target, Lowe's
Education:	Columbus College of Art and Design, North Central State College

This borrower member posted the following loan description, which has not been verified:

I am in need of a personal loan for $3000 so that I may buy a pickup truck. I currently work part time (30-32 hrs a week) and am finishing up at college, due to graduate in December. After which, I am planning on working full time. I have already paid off one of my student loans, so I no longer make payments on it. I have a good credit score, I just have 'low income'. The vehicle I drive now will not last much longer and I am afraid I will be stranded without a car if I don't act now and look for one to replace it. Both my parents have ruined their credit, and I have no one else to co-sign. I pay rent and utilities and have plenty left over to make a payment with. In fact, whatever little I can sell my car for will be put towards paying off the loan. I have never defaulted or 'maxed out' on any credit cards either. It has been extremely difficult to find a loan when I make what is considered low income, even if my credit score is very good. Please consider me, the average hard working student, who just needs a little help.

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,639.00	Public Records On File:	0
Revolving Line Utilization:	21.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I like to consider your loan request. Tell more about what you're studying to be me and how your grades are. Tell me also what you've know about bad credit from your experience and how to prevent it.	I am studying Illustration for a BFA at Columbus College of Art and Design. I currently have a 3.1 GPA, and it has gone up every semester despite working 20-30+ hours a week and attending school full time. I am due to graduate this December. What I've seen from bad credit is my parents lives. My mom destoryed both her and my fathers credit early on and though they never did declare bankruptcy, it has been a long climb back to the near top. They struggle everyday with life, and with their marriage. I've also had friends buried in debt by the time they were 21, just because they could. I have paid off one credit card, one student loan, and am paying off another card. I don't dig myself into these holes because I have no one to get me out. Thank you for your questions.
I would like to help fund your loan, but have a few questions. Have you already found a pickup truck you would like to buy? Do you have any other outstanding debts, like a student loan? Can you give a short description of the type of work you perform at Superior Beverage Group? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I'm looking for a 1996-2001 Dodge Dakota, so I know what I want. I do have student loans which are currently on deferment until next June at the earliest. I was paying on a student loan from a previous college, but have just paid it off. My position at Superior Beverage is Print Designer. However, I am currently working 30 hours as my company has not yet had the means to hire me full time. I have been with them since May of 2008. I design banners and posters for Miller and Coors beers and other small breweries. These are the banners seen in drive thru's, bars, and grocery stores. I do have a savings account, however what I use for emergency funding is my Paypal account. I sell art prints on the side and the money from that is put into Paypal, and I transfer that to my checking when I need it. I am also in the process of obtaining a business license and so on for that. Yes, I can prove my income if needed. That's not a problem at all. Thank you for your questions.
How much do you pay in rent/utilities per month?	My half of rent is 380.00 and my half of the utilities is usually 200-250. Thank you for your questions.

Member Payment Dependent Notes Series 429003

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429003	$9,000	$9,000	9.63%	1.00%	July 24, 2009	August 4, 2012	August 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429003. Member loan 429003 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,625 / month
Current employer:	Morgan Stanley	Debt-to-income ratio:	8.77%
Length of employment:	2 years 4 months	Location:	baltimore, MD

Home town:
Current & past employers:	Morgan Stanley, Brokerage Firm
Education:

This borrower member posted the following loan description, which has not been verified:

Im looking to pay off my high intrest credit cards. I have always paid my bills on time and have never been late on a payment. Ive always paid more than the minimum but it dosent seem to put a dent in it. im looking for a loan so i can pay this off in a fixed amount of time.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,228.00	Public Records On File:	0
Revolving Line Utilization:	60.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan, home equity loan or student loans? Can you give a short description of the type of work you perform at Morgan Stanley? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I do not have any other outstanding loans other than my debt consolidation and my mortgage on my home. I do have two savings accounts and a 401K and income verification is not a problem. I work in the global wealth management side of the firm.
How much is your monthly mortgage?	1230 a month
What's your title and what exactly do you do in the Global Wealth Management division of MS? Thanks.	Im an analyst and i check for red flags on accounts that come up

Member Payment Dependent Notes Series 429097

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429097	$4,800	$4,800	9.32%	1.00%	July 24, 2009	August 4, 2012	August 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429097. Member loan 429097 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	Startek	Debt-to-income ratio:	17.26%
Length of employment:	1 year 2 months	Location:	Englewood, CO

Home town:	Aurora
Current & past employers:	Startek
Education:

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate outstanding balances on two Citi cards with interest rates in the mid-teens.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	50
Revolving Credit Balance:	$22,101.00	Public Records On File:	0
Revolving Line Utilization:	26.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please explain the delinquency listed on your account 50 months ago? Also, please explain the difference between the $22k revolving credit balance reported and the $5k loan you are looking to receive. Thanks!	Sadly, I can't explain the delinquency from over four years ago, but I'm hopeful my payment history over the last four years and credit rating eases some of your concerns regarding my ability to make payments. Approximately $5k of the $22k in revolving credit is what I'm hoping to consolidate into a lower rate Lending Club loan, another $2k is a balance at 0% which will be paid before interest kicks in, and the remaining $15k or so is previously consolidated debt with a credit union I am trying to do less business with due to poor customer service. I am sure I could increase my credit line with the credit union, but I'd prefer to look elsewhere. Hopefully that helps answer your questions, and thanks for your interest.

Member Payment Dependent Notes Series 429170

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429170	$10,000	$10,000	10.95%	1.00%	July 28, 2009	August 4, 2012	August 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429170. Member loan 429170 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	millers ale house	Debt-to-income ratio:	22.46%
Length of employment:	2 years 5 months	Location:	naples, FL

Home town:	flint
Current & past employers:	millers ale house, Fiserv Inc.
Education:	Ferris State University

This borrower member posted the following loan description, which has not been verified:

I feel i have good credit because every 2-3 years i use my credit cards and then i get a loan to consolidate them. I don't know any other way but then again I always seem to have a hard time finding somebody to loan.. Last time my mom had to sign to help me out. I sometimes wonder why I have good credit when it doesn't help in these situations.. My mom wont help me this time so now hopefully at 30 I can get my own loan to get out of debt. thank you and i hope you can help

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	61
Revolving Credit Balance:	$10,593.00	Public Records On File:	0
Revolving Line Utilization:	37.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you plan on paying off your credit cards for good this time? Are you currently working a plan or system (debt snowball, etc.) to pay down your debt and live within your means permanently? Thanks!	I do plan on paying off my credit cards.. I have a baby coming so instead of wasting money on credit cards and intrest I have been working with an advisor to help set up a better savings plan for me and my family.. I make good money and I don't want the stress of credit cards because it is a snowball effect.. I don't believe anyone that says they can control credit cards.. The temptation is to great. So this is my chance to be more responsible and take control before it goes any futher.. thank you for your time and help. maggon

Member Payment Dependent Notes Series 429228

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429228	$7,000	$7,000	9.63%	1.00%	July 27, 2009	August 4, 2012	August 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429228. Member loan 429228 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Regencey Limousine	Debt-to-income ratio:	12.77%
Length of employment:	2 years 3 months	Location:	Bridgeport,ct, CT

Home town:	YONKERS
Current & past employers:	Regencey Limousine, DRIVERS UNLIMITED,DARIEN,CT
Education:	Sacred Heart University

This borrower member posted the following loan description, which has not been verified:

since the economic downturn 3 of my credit cards are now owned by the bailed out chase co. 1 of my cards is now owned by barclays. despite the feds providing cheap interest to the banks,(this on top of bailout money). the above said banks have systematically raised the interest terms on all the cards. I might as well make one payment over 3 years and cancel the 4 credit cards. this is so much more attractive of a proposition than making minimum payments at the same price as a loan. I have been in the limousine industry for over 25 years and have worked hard to re-establish my credit since a divorce that forced me into bankruptcy over 12 years ago. by paying off the 4 credit cards and knowing that my p to p loan will be paid off in no more than 3 years, I will sleep much better at night and feel much more in control of my finances again.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,539.00	Public Records On File:	0
Revolving Line Utilization:	68.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Some advice. Don't close the credit card accounts, leave them open even if you don't use them. Closing them can hurt your credit score.	Type your answer here. I was planning on leaving 2 of 5 open. I have no yearly fees, but interest on a few have risen to very high levels, since the bail out. Am I better off with all five? I would also prefer not to have the temptation. appreciate advice. respectfully:dave
Leave all 5 open and cut up the cards into a bunch of pieces and throw them away. Closing the accounts will increase your Revolving Line Utilization percentage and hurt your credit score. I made that mistake some years back.	Type your answer here. Thanks a lot. Nice of you to take the time. I always appreciate good advice. Respectfully:Dave

Member Payment Dependent Notes Series 429234

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429234	$11,400	$11,400	9.63%	1.00%	July 28, 2009	August 4, 2012	August 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429234. Member loan 429234 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,417 / month
Current employer:	Loc Performance Products	Debt-to-income ratio:	4.21%
Length of employment:	1 month	Location:	Northville, MI

Home town:	Midland
Current & past employers:	Loc Performance Products, BAE Systems, Inc., Visteon
Education:	The University of Michigan Ross School of Business, The Universit of Michigan College of Engineering

This borrower member posted the following loan description, which has not been verified:

I recently purchased a home on a lakefront for a great deal partly because it needs work in the kitchen and does not have a deck to truly take advantage of the lakefront property. The financing will help me to quickly get this home up to a standard where we can enjoy it. The term sought is 5 years or more. As you know, traditional real estate financing is difficult. In this case the acquisition debt plus this debt will at the end result total less then 80% of the home's market value. Problem is, the banks won't currently lend based on anticipated value but only on 80% of the current value which is depressed due to the old kitchen and no deck. My credit is outstanding. I have never missed a payment on anything. I have never been unemployed. I have graduate degrees in both engineering and business so my employment risk is very low. I recently chose on my own initiative to leave BAE Systems to pursue an opportunity at Loc Performance Products.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$58,518.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Looks good to me. How long were you at BAE? Are you willing to have your Paycheck verified by Lending Club.	I was at BAE 3.5 years. I am willing to have Lending Club verify my paycheck.

Member Payment Dependent Notes Series 429313

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429313	$9,600	$9,600	10.95%	1.00%	July 27, 2009	August 5, 2012	August 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429313. Member loan 429313 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,834 / month
Current employer:	3M	Debt-to-income ratio:	8.75%
Length of employment:	1 year 7 months	Location:	MADISON, AL

Home town:
Current & past employers:	3M
Education:

This borrower member posted the following loan description, which has not been verified:

Due to the hardships Bank of America is suffering through bad investments they have changed current terms of our loans. We have been long term customer with BA and have always paid ahead and above the required amounts. We have well paying incomes and can easily pay back our debt with a little time. With out refianacing at BA current variable rate we will never make progress on this debt and in this current encomony we do not wish to deep into our saving to repay it at this time.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,147.00	Public Records On File:	0
Revolving Line Utilization:	34.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What is it that you do at 3M and how is it that you are accruing so much debt while making over $100K/year? Best of luck with your loan. Art	My spouse and I make over 100K a year. I am working to help pay down the student loans he incurred getting his PhD for the last five years. He just recently finished and started working.
Didn't your spouse have a listing recently? If so, are the two of you maintaining separate households? His listing listed Burnsville, MN as location yet you're in AL. What are long term plans for paying off the debt and consolidating households? Thank you.	No my spouse has never had a listing before. We have combined households. We are on a three year plan to fully pay off our debts in full. 3M has locations all over the US not just in MN. My spouse does not work for 3M. When he completed school and consolidated his loans we choose to consolidate some under my name through a loan with bank of america. Since then they have changed our rates despite a good creditor history of on time and above minimum payments.
What is your spouses PhD in? Who is his employer? Thank you.	Organic Chemistry. He is Polmer Development Chemist for his employer. He works for a Japanses based company in the near by area.

Member Payment Dependent Notes Series 429324

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429324	$5,500	$5,500	11.89%	1.00%	July 27, 2009	August 5, 2012	August 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429324. Member loan 429324 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	American Institutes for Research	Debt-to-income ratio:	17.94%
Length of employment:	1 year 9 months	Location:	Dedham, MA

Home town:	Charlton
Current & past employers:	American Institutes for Research
Education:	UMass Dartmouth

This borrower member posted the following loan description, which has not been verified:

Hello, I want to get a loan to pay off my Bank of America credit card. I recently got engaged, and am concerned about my debt having a negative impact on our future plans of buying a house and having children. I would like to consolidate my credit card debt into one loan with a lower interest rate than my current APR so that I can focus on paying it back quickly and efficiently. I want to put bad financial health behind me - I want to move forward with my life. Like many other people, I am struggling to get out of credit card debt due to high interest rates. despite my best efforts, I'm going no where. I've called the companies, and they say they can't do anything to help me. I make payments on time, and above the minimum amount, but am still just treading water. I've been at my current job since October 2007, and have received two raises and one bonus. My income is steady, and my expenses are well within my means. I have learned from my younger years, when I was more careless with credit. I have come to realize the gravity of it. I now follow a budget, and track my spending and income. I am ready to take on this loan and follow its terms as agreed upon. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	21
Revolving Credit Balance:	$5,668.00	Public Records On File:	0
Revolving Line Utilization:	76.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform at the American Institutes for Research? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I do have a car loan and student loans. I paid for college myself without the help of my parents which is the primary reason for the student loans. I got my car loan in February of this year (although, I did have a car loan prior to that for a different car). I'm a research associate at AIR, I do education research, primarily special education and occasionally education policy work. I assist the primary investigators to coordinate the logistics of the studies, including working with outside consultants; supervising research assistants; writing proposals, study materials, and reports; and coordinating product releases. I do have a small savings emergency fund. Since my job is so stable (AIR has been regularly hiring people and growing business throughout the year) and my interest rates in my credit card are so high, I felt it was better to use some of my emergency fund to put towards my debt. Once my credit card debt is paid off, I will grow my emergency fund. I will verify my income. Thanks for your consideration.

Member Payment Dependent Notes Series 429357

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429357	$8,000	$8,000	11.89%	1.00%	July 27, 2009	August 5, 2012	August 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429357. Member loan 429357 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Sinclair and Sons	Debt-to-income ratio:	15.69%
Length of employment:	2 years 10 months	Location:	Derby, KS

Home town:	Wichita
Current & past employers:	Sinclair and Sons, Sears Holdings Corporation
Education:	Friends University, Wichita State University, Butler Country Communtiy College

This borrower member posted the following loan description, which has not been verified:

With this money I will pay off my 4 credit cards. 3 of which have fairly low balances, and one with a higher balance. I haven't had trouble paying the bills, I would just like to roll it all into one payment with a lower interest rate and a set pay off date. Since I have school loans as well as a car loan (none of which I have trouble paying) I am having trouble finding a loan through a traditonal institution. My goal is to become debt free as soon as possible. I currently have 2 jobs and I am very responsible. I work hard to get things done and done quickly. I have been trying for some time to consolidate these credit cards but have found it difficult because of the school loans.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,131.00	Public Records On File:	0
Revolving Line Utilization:	93.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Can you specify your monthly payments for your larger expenses, like rent, car loan and student loans? Can you give a short description of the type of work you perform at Sinclair and Sons? And your 2nd job? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Rent is $555 Student Loans $86.21 Car Loan $221.94 At Sinclair and Sons I work mainly in the office. I send out work orders for the parts we make and ship the parts we complete. I am the liason for 3 of our largest customers. The company is a small family owned machine shop and is doing very well at this point. At my 2nd Job, Sears, I do customer service. We are a parts and repair facility so we order parts, send items for repair as well as answer questions regarding repair, parts and general appliance trouble shooting. I do have a savings account, although it is nearly empty at this point. I have no emergency fund. My ultimate goal in all of this besides being as debt free as possible is to increase the balance of my savings account, put back an emergency fund and when the time is write purchase a house. I would we willing to verify my income with Lending Club.
Is 3,333 your gross income for both jobs combined?	Yes, that is for both jobs combined.

Member Payment Dependent Notes Series 429466

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429466	$15,000	$15,000	9.63%	1.00%	July 27, 2009	August 5, 2012	August 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429466. Member loan 429466 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Armstrong Teasdale LLP	Debt-to-income ratio:	10.87%
Length of employment:	2 years 8 months	Location:	BELLEVILLE, IL

Home town:	Omaha
Current & past employers:	Armstrong Teasdale LLP
Education:	University of Wisconsin - Milwaukee

This borrower member posted the following loan description, which has not been verified:

I'm looking to get a personal debt consolidation loan for up to 15000 to consolidate 2 high interest credit cards. My credit score should be excellent. There should be no negative marks on the credit report. I am currently making monthly payments of about $1000/mo. I'm looking to get a 2 to 3 yr loan.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,040.00	Public Records On File:	0
Revolving Line Utilization:	39.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Description of current employer? Your job there? Mortgage payment monthly amount?	My current employer, Armstrong Teasdale LLP, is a leading law firm with nearly 250 attorneys practicing in eight locations across virtually every area of law. I work in the Information Technology Dept. We address all computer related issues within the firm(repair, deployment, programming, etc). My mortgage payment (PITI) is $885/mo.
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, apart from your credit card debts, like a car loan, home equity loan or student loans? Can you give a short description of the type of work you perform at Armstrong Teasdale LLP? Do you have a savings account or any other kind of emergency fund? And if so, how many months of total living expenses will it cover? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	No other debts (car is paid, no student loans, ect) - just the credit card debt. Regarding my position at Armstrong Teasdale, I work in the Information Technology dept. We basically fix/update/deploy anything computer based in our firm. I'm basically that "tech support" guy you hear about. No savings account. But I do have a portfolio of equities that is currently valued at around $5500. This account could be liquidated in an emergency. These emergency funds could cover my expenses for approximately 3 to 4 months if need be. And I would be willing to verify my income. I'll look into how I can do this with Lending Club.
Can you please provide the balances and rates of the cards you are looking to consolidate?	Card 1 -> Balance = Roughly 10,000 Rate = Approx. 27% Card 2 -> Balance = Roughly 5,000 Rate = 15% (Unfortunately - I am pulling the 15% from memory from when I took out this line. I am currently still within the 0% APR on this card until around Nov.)

Member Payment Dependent Notes Series 429594

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429594	$7,600	$7,600	11.26%	1.00%	July 28, 2009	August 6, 2012	August 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429594. Member loan 429594 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,708 / month
Current employer:	United Parcel Service	Debt-to-income ratio:	2.98%
Length of employment:	7 years 10 months	Location:	Roswell, GA

Home town:	Chennai
Current & past employers:	United Parcel Service, HCL India
Education:	Goizueta Business School, Emory University

This borrower member posted the following loan description, which has not been verified:

I am currently doing my MBA from Emory University, Atlanta, GA. This amount is to pay tuition for the Summer Semester. I have excellent credit and no defaults on any of my earlier loans or credit cards. My car and motorcycle are paid off in full. I do have 2 student loans from Citibank and Wells Fargo and though the payment on these is deferred till 6 months after my graduation, I am making payments of about $ 500/month on these currently. I would prefer not going to banks for additional funding since they require a cosignor - I do have 2 of my good friends as cosignors on these loans, but both of them are trying to refinance their homes and I do not want this additional debt to appear on their credit reports. I also have 2 mortgage loans on 2 different properties. I own a condo and I have been paying the mortgage on that since Feb 2005. I have a home equity loan on the condo since Jan 2007. I am attempting to sell the condo. I purchased a home in May 2009 and I have a loan with Bank of America for this. Repayment will not be an issue since my wife is working as well. Let me know if you need any additional information.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,810.00	Public Records On File:	0
Revolving Line Utilization:	17.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are your mortgage payments per month? Also could you verify your income with lending club? Thanks!	My combined mortgage payments are $4000/month. But like I mentioned, my wife is also working and she has a gross income of $5500/month and she has no other commitments, so paying the installment is not an issue. I have already authorized Lending Club to verify my income.
Can you please list all your monthly expenses including debt and installment payments, one by one?	My current commitment is just the mortgage. The student loans are deferred till Nov 2010 but I am paying $500 on them. No other loans. My credit cards are paid in full every month. I have a outstanding on a 0% card - I have already ear marked my tax refunds to close it out next year.
Hi, Can you provide a list of all expenses, so I can get an idea of outflows, (e.g. insurance, personal, food, etc, if you have kids any payments for them). This will give me an idea, of how much money is coming out. Also, how much do you have after taxes and contributions to 401k, coming in?	Net income, inlcuding spouse's, is $8500. Insurance is deduted from paycheck, so this amount is after taxes, insurance and 401k. No kids yet. Since its just me and the wife, personal expenses are arounf $1500 - $2000 per month (and this includes utilities, groceries, eating out, credit card payments, etc.) Savings average $500 per month. The only reason I am short of funds is because I invested all my savings towards the down payment and furniture for the house. I intend paying off this loan in 6 months time.

Member Payment Dependent Notes Series 429601

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429601	$13,500	$13,500	11.58%	1.00%	July 28, 2009	August 6, 2012	August 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429601. Member loan 429601 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,271 / month
Current employer:	SI Group	Debt-to-income ratio:	15.34%
Length of employment:	11 months	Location:	COHOES, NY

Home town:	Cohoes
Current & past employers:	SI Group, Regeneron Pharmaceuticals, GE Global Research
Education:	Russell Sage College

This borrower member posted the following loan description, which has not been verified:

I am a chemist at a R&D companyin Upstate NY. I am trying to pay off my credit cards as quickly as possible. I have a secure job and have reliable income. The interest rates of the credit cards are making it hard to pay off. I have not had any problem paying min payments and almost always pay more than this, and have not been late with any payments. I will be a reliable and responsible candidate who will pay back the loan in a little over a year if applicable with the terms of the loan.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	44
Revolving Credit Balance:	$13,582.00	Public Records On File:	0
Revolving Line Utilization:	51.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What's the interest rates on your credit cards?	There are 2 at 19.99% and one that is 14.97%. One of the 19.99% is going to be changed to 29.99% next month...which is going to be an extreme delay in paying off the balance of over 5k.
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, apart from the debt you are attempting to pay off, like a car loan or student loans? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have a car loan, no student loans. I do have a savings account with a 1500 "emergency found" in it.

Member Payment Dependent Notes Series 429638

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429638	$9,900	$9,900	10.95%	1.00%	July 28, 2009	August 6, 2012	August 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429638. Member loan 429638 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	Apple Inc.	Debt-to-income ratio:	14.65%
Length of employment:	3 years 1 month	Location:	New York, NY

Home town:	Spokane
Current & past employers:	Apple Inc., CompUSA
Education:

This borrower member posted the following loan description, which has not been verified:

Hi, this is William and I live and work in New York City. My credit has never been perfect, but things were ok until I had to float a roommate for a period of time that although he eventually paid me back in small increments, I never really recovered from. Having been drained from him, when it came time to move to another apartment, I had to put pretty much all of the initial deposits on a credit card, thus pulling me further under. Add to that various trips home (Washington State, not cheap) that my parents had promised to either pay for or help out with that never came to fruition, unexpected veterinary bills from the three rescue dogs I own with my girlfriend, being out from my job at Apple with a broken ankle for 3 months and a no-interest credit deal my mom was paying off due to an arrangement made with her that she let lapse turning a remaining $280 balance into $2000, I am 26 and $16,500 in debt. I know its not an end of the world sum, but I'd like to eventually move somewhere else and not be strapped with such a relatively high amount of debt. Thank you very much for your consideration, it is much appreciated.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,299.00	Public Records On File:	0
Revolving Line Utilization:	39.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please provide a breakdown of your current monthly expenses? Thank you.	Roughly $750 for rent, $75 for Phone, $100 for utilities, $250 for food, $300 credit card minimums

Member Payment Dependent Notes Series 429812

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429812	$14,000	$14,000	9.63%	1.00%	July 28, 2009	August 6, 2012	August 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429812. Member loan 429812 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,798 / month
Current employer:	Lockheed Martin Corp.	Debt-to-income ratio:	14.57%
Length of employment:	3 years 9 months	Location:	Devon, PA

Home town:	Altoona
Current & past employers:	Lockheed Martin Corp., Lockheed Martin Corp.
Education:	Pennsylvania State University-Main Campus, Boston University

This borrower member posted the following loan description, which has not been verified:

I want to, once and for all, get myself on a plan to eliminate the last chunk of my credit card debt. I made the all-too-familiar mistake of racking up credit card debt while a college student. I'm now entering my late twenties and want to start building for the future; e.g. wife, house, kids, etc. I have a great job, I just need to stop the bleeding that these cards have caused. I haven't used my credit cards in about two years other than to occasionally hold my grad school tuition until I get reimburse from my employer. This has allowed me to pay off a large amount of my debt, even at the high interest rates. I'm already paying a lot over the minimum payments and, after kicking some numbers around, found that what I'm currently putting towards credit card payments per month would be comparable to the payments I'd be making here so that is not a problem.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1968	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,992.00	Public Records On File:	0
Revolving Line Utilization:	34.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How is that your earliest credit line started in 1968 and your in your late 20's?	I noticed that also. I am contacting TransUnion to dispute that date. I am assuming they may have pulled that information from my father's file as we share the same name.
Hello, I have two questions. 1. What do you do for Lockheed? 2. Is all of the $14k requested for credit card payoffs? Thank you, - N	1. I am a Systems Engineer. 2. Yes, I am putting 100% of the loan into my credit cards as I no longer use them and they are a burden to me.

Member Payment Dependent Notes Series 429994

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429994	$3,500	$3,500	7.68%	1.00%	July 28, 2009	August 7, 2012	August 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429994. Member loan 429994 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Retired	Debt-to-income ratio:	15.89%
Length of employment:	n/a	Location:	Cresco, PA

Home town:	Easton
Current & past employers:	Retired, Museum of Modern Art, NYC, Woeppel Refrigeration-self-employed
Education:

This borrower member posted the following loan description, which has not been verified:

I need the Kawasaki Mule to haul firewood and this is a good deal. I have had an auto loan with E-loan before and that is paid off.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1967	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,771.00	Public Records On File:	0
Revolving Line Utilization:	37.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Who provides your retirement income? If some is through the U.S. government, what portion of your total income is that? How stable is it? Do you have an annuity or are you drawing down on your savings?	Some of my retirement income is Social Security and some is pension from MoMA. My wife also collects Social Security and a pension and is still employed part-time as an IT consultant.

Member Payment Dependent Notes Series 430026

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430026	$1,000	$1,000	10.95%	1.00%	July 28, 2009	August 7, 2012	August 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430026. Member loan 430026 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,683 / month
Current employer:	Sprint	Debt-to-income ratio:	15.43%
Length of employment:	3 years	Location:	Kansas City, KS

Home town:	San Diego
Current & past employers:	Sprint, H&R Block, US Army
Education:

This borrower member posted the following loan description, which has not been verified:

2 years ago I had my licensed suspended due to a D.U.I. It was a poor decision and I have definitely learned my lesson. I'm due to get my license back in a couple weeks but I don't have the money. It costs 650.00 to reinstate my license. I have recently started a family and want to be able to have my license so that I can care for them well by transporting them. Thank you for your consideration in helping me and my family.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430098

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430098	$1,250	$1,250	13.16%	1.00%	July 28, 2009	August 8, 2012	August 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430098. Member loan 430098 was requested on July 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	jiffy lube	Debt-to-income ratio:	21.33%
Length of employment:	1 year	Location:	newark, OH

Home town:	Zanesville
Current & past employers:	jiffy lube, anomatic corporation
Education:	c-tec career and technology center

This borrower member posted the following loan description, which has not been verified:

i am trying to get caught back up after some car and other expenses nearly drained my finances. i have a son that needs things for school and we have 3 birthdays for our children and christmas around the corner. both my wife and i have income and would much much more easily able to make smaller loan payments than take the remainder of our money monthly and get everything we need in time. thank you very much for your consideration. justin

A credit bureau reported the following information about this borrower member on July 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	18
Revolving Credit Balance:	$1,638.00	Public Records On File:	0
Revolving Line Utilization:	71.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430139

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430139	$10,000	$10,000	8.00%	1.00%	July 28, 2009	August 8, 2012	August 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430139. Member loan 430139 was requested on July 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,500 / month
Current employer:	Exxon Mobil Corporation	Debt-to-income ratio:	4.07%
Length of employment:	30 years 2 months	Location:	Denham Springs, LA

Home town:	Lafayette
Current & past employers:	Exxon Mobil Corporation
Education:	Louisiana State University-System Office (LSU)

This borrower member posted the following loan description, which has not been verified:

I would like a short-term loan to advance Home Improvement expenditures prior to obtaining October withdrawal from spending account of same amount.

A credit bureau reported the following information about this borrower member on July 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,881.00	Public Records On File:	0
Revolving Line Utilization:	14.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greeting - Is your plan to pay off the loan in October? Regards; Art	Yes, unless the lender has strong objections, I would like to pay off the loan early. I do hope you don't mind early payment since it is my usual practice that keeps my FICO score high. Note that I will also consider becoming an investor on the site should this work as well as advertised. Thanks.
I would like to help fund your loan, but have a few questions. What kind of home improvement project are you planning? And, have you already selected a contractor to do the work? Do you have any other outstanding debts, like a car loan or home equity loan? Can you give a short description of the type of work you perform at Exxon Mobil Corporation? Do you have a savings account or any other kind of emergency fund? And if so, how many months of total living expenses will it cover? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have about $150K in emergency funds plus another $30K available in savings tucked away in addition to non-liquid assets of about $150K The liquid figures represent about 12 months living expenses. I am a fairly high-ranked Systems Analyst doing applications work. My home ($150K value) and 2 cars are paid for with no loans or liens attached. I usually make all purchases on a cash basis. My FICO score is high because I attend closely to paying any debts either on-time or better. I hold my pay level very closely since that seems to be my only confidential piece of information I have left in the world. From the adverts I get when doing a search, I can tell Google has gleaned just about everything else. Do note, though, that my pay is above the $90K level. LendingClub will have no trouble verifying my long-term employment with ExxonMobil. Rationale for the loan is as follows. Do the painting, repair, carpet change now when resources are available and prices somewhat reasonable vs later in the year when things go in the opposite direction. I hope you do not mind early payment since that is my typical practice. Finally, if this loan works like advertised, I'll probably join you as an investor on the site. On that note, I'd like to know how many loans you've funded and how satisfied you are with usual LendingClub loan performance. I think this is a great idea but would like to hear it from a real practitioner before taking the dive. Thanks.
Although I am relatively new to Lending Club myself, having just become a member a couple of months ago. I have only funded about 100 notes (loans) so far, with only a small fraction of them actually beginning to make their first payments. As you may know already, the first loan payment is not due for about thirty days after you receive the cash. So I cannot be very definitive about how they perform over time, but so far so good. My only pet peeve is that I would prefer that Lending Club be more consistent in the income verification process for all of the borrowers so that I would not have to ask so many of the borrowers to make that extra effort, myself, like I asked of you. I only like to fund loans that have pre-verified their income. I have never used them to borrow money, so I cannot comment on that part of the service. Good luck!	I agree with your comments regarding income verification. It should be a part of the service so that the investor is informed, up-front. This site presents an attractive investment opportunity that I was previously unaware of. Assuming LendingClub doesn't change the terms unexpectedly, a return of 8-9% APR is not bad, at all. Compared to what banks are currently offering for interest on Savings, CD's, etc., it's actually quite good. An added bonus is the fact that it gives the feel of people helping people. I expect to add this opportunity to my investment portfolio by year-end. Thanks for the feedback!

Prospectus Supplement (Sales Report) No. 41 dated July 28, 2009